Exhibit 10.30

CONSOLIDATED, SUPPLEMENTED, AMENDED AND RESTATED AIRCRAFT SECURITY AGREEMENT

dated as of December 10, 2010

between

HAWAIIAN AIRLINES, INC.,
as Borrower

and

WELLS FARGO CAPITAL FINANCE, INC., as Agent,
as Secured Party

Four Boeing 767-332 Aircraft

US Registration Nos. N594HA, N596HA, N597HA, and N598HA;

Manufacturer’s Serial Nos. 23275, 23276, 23277, and 23278

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Table of Contents (Cont’d.)

		Page
Section 5.13	Amendments	34
Section 5.14	Limitation on Agent’s and Lenders’ Duty in Respect of Collateral	34
Section 5.15	Revival and Reinstatement of Obligations	34
Section 5.16	Concerning the Agent	34
Section 5.17	Additional Cape Town Treaty Provisions	34
Section 5.18	Amendment and Restatement; No Novation	35
Section 5.19	Credit Agreement	35

Schedule I	—	Definitions
Schedule 2	—	List of Countries
Annex I	—	Description of Original Aircraft Security Agreements
Annex A	—	Description of Airframes and Engines
Exhibit A	—	Form of Aircraft Security Agreement Supplement
Exhibit B	—	Form of Irrevocable De-Registration and Export Request Authorization

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CONSOLIDATED, SUPPLEMENTED, AMENDED AND RESTATED AIRCRAFT SECURITY AGREEMENT

This CONSOLIDATED, SUPPLEMENTED, AMENDED AND RESTATED AIRCRAFT SECURITY AGREEMENT, dated as of December 10, 2010 (the “Agreement Effective Date”) (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), is between HAWAIIAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”) and WELLS FARGO CAPITAL FINANCE, INC. (formerly known as Wells Fargo Foothill, Inc.), a California corporation, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, HAWAIIAN HOLDINGS, INC., a Delaware corporation, and the Borrower are parties to that certain Amended and Restated Credit Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, pursuant to which the Lender Group has made and has agreed to continue to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof;

WHEREAS, Borrower is a party to that certain Amended and Restated Security Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), with Agent, pursuant to which the Borrower has granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in substantially all of its assets; and

WHEREAS, the Borrower and Agent are a party to (a) that certain Aircraft Security Agreement, dated as of April 10, 2006, in respect of Boeing 767-332 (generic model Boeing 767-300) Aircraft with U.S. Registration No. N594HA bearing manufacturer’s serial number 23275 and in respect of two General Electric CF6-80A2 (generic model General Electric CF6-80A) engines, with manufacturer’s serial numbers 580314 and 580315 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, and as further described in Annex I hereto, the “Original Aircraft Security Agreement N594HA”), (b) that certain Aircraft Security Agreement, dated as of April 10, 2006, in respect of Boeing 767-332 (generic model Boeing 767-300) Aircraft with U.S. Registration No. N596HA bearing manufacturer’s serial number 23276 and in respect of two General Electric CF6-80A2 (generic model General Electric CF6-80A) engines, with manufacturer’s serial numbers 580328 and 580293 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, and as further described in Annex I hereto, the “Original Aircraft Security Agreement N596HA”), (c) that certain Aircraft Security Agreement, dated as of April 10, 2006, in respect of Boeing 767-332 (generic model Boeing 767-300) Aircraft with U.S. Registration No. N597HA bearing manufacturer’s serial number 23277 and in respect of two General Electric CF6-80A2 (generic model General Electric CF6-80A) engines, with manufacturer’s serial numbers 580317 and 580318 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, and as further described in Annex I hereto, the “Original Aircraft Security Agreement N597HA”), and (d) that certain Aircraft Security Agreement, dated as of April 10, 2006, in respect of Boeing 767-332 (generic model Boeing 767-300) Aircraft with U.S. Registration No. N598HA bearing manufacturer’s serial number 23278 and in respect of two General Electric CF6-80A2 (generic model General Electric CF6-80A) engines, with manufacturer’s serial numbers 580319 and 580320 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, and as further described in Annex I hereto, the “Original Aircraft Security Agreement N598HA”; the Original Aircraft Security Agreement N594HA, together with the Original

Aircraft Security Agreement N596HA, the Original Aircraft Security Agreement N597HA, and the Original Aircraft Security Agreement N598HA, collectively, the “Original Aircraft Security Agreements” and each, an “Original Aircraft Security Agreement”); and

WHEREAS, to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrower as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, the Borrower has agreed to (a) consolidate the Original Aircraft Security Agreements, supplement the Original Aircraft Security Agreements to include additional Collateral thereunder, and amend, restate and modify, but not extinguish, release, terminate or discharge, the Original Aircraft Security Agreements and (b) grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, as provided herein Borrower; and

WHEREAS, all things have been done to make the Credit Agreement, which has been executed, issued and delivered by the Borrower, the legal, valid and binding obligation of the Borrower; and

WHEREAS, all things necessary to make this Agreement a legal, valid and binding obligation of the Borrower and Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree to consolidate, supplement, and amend and restate the Original Aircraft Security Agreements in their entirety as follows:

SECTION 1.           DEFINITIONS; CONSTRUCTION

Section 1.1             Certain Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           capitalized terms used herein have the meanings set forth in Schedule I hereto or in the Credit Agreement (and Schedule 1.1 thereto) unless otherwise defined herein;

(b)           the definitions stated herein and those stated in Schedule I apply equally to both the singular and the plural forms of the terms defined;

(c)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(d)           references herein to sections, schedules, appendices and exhibits pertain to sections, schedules, appendices and exhibits in or to this Agreement and shall be deemed to be a part of this Agreement;

(e)           references to any agreement shall be to such agreement, as amended, modified or supplemented;

(f)            references to any Person shall include such Person’s successors and assigns subject to any limitations provided for herein or in the other Loan Documents; and

(g)           references to “including” or “included” shall not be limiting and shall be deemed to mean “including without limitation” and “included, but not limited to.”

Section 1.2             Construction.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Secured Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Secured Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

SECTION 2.           SECURITY

Section 2.1             Grant of Security.  The Borrower hereby unconditionally confirms that it has granted, assigned, and pledged, and hereby grants, assigns, and pledges, to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in, and mortgage Lien on, and consents to the registration of an International Interest on, all of the Borrower’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)           each Aircraft, including each Airframe and each Engine (each such Engine being a jet propulsion engine having at least 1,750 pounds of thrust), and in the case of any Engine, as the same is now and will hereafter be constituted, whether now or hereafter acquired, and whether or not any such Engine may from time to time be installed on any Airframe or any other airframe or any other aircraft, any and all Parts which are from time to time included within the definitions of “Airframe” or “Engines” and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, such Aircraft, such Airframes, such Engines and any and all such Parts (such Airframes and Engines as more particularly described in Annex A and with respect to any substitutions or replacements therefor), and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and together with all Aircraft Documents; and in furtherance of the foregoing, and not withstanding any other provision herein, or in the Credit Agreement, the Engine and Spare Parts Security Agreement, any other Loan Documents, or any Bank Product Agreements, the parties hereto acknowledge and agree that the Engines hereunder and any Replacement Engine shall be deemed for all purposes not to be subject to the Lien of Agent under the Engine and Spare Parts Security Agreement, but the Borrower shall comply and cause to be complied with respect to each Engine all provisions of the Loan Documents applicable to Eligible Spare Engines (as may be required if the Aircraft is an Eligible Available Aircraft) and Engines that are Collateral (as defined in the Credit Agreement).  For the avoidance of doubt, the immediately preceding clause is intended to control and govern the terms for the grant of a security interest or Lien in the Engines and Replacement Engine notwithstanding any contrary provisions or grants in Sections 2.1(a), (c), or (d) of the Engine and Spare Parts Security Agreement.

(b)           each lease or interchange agreement with respect to any Aircraft, any Engine or any Part, or any other agreement relating to use or possession of any Aircraft, any Engine or any Part, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder (subject to such reservation);

(c)           any and all Airframe warranties and any and all Engine warranties, which shall include any and all other rights of the Borrower in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design, performance and patent infringement in respect of any Aircraft or any Engine, under the Purchase Agreement together in each case under this clause (c) with all rights, powers, privileges, options and other benefits of the Borrower thereunder with respect to any Airframe, any Engine or any Part and including the right to make all waivers and agreements, to receive indemnities and other payments, to give and receive all notices and other instruments or communications, to take action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder;

(d)           all requisition, confiscation, seizure or condemnation proceeds with respect to any Aircraft, any Engine or any Part thereof or any other Collateral, and all proceeds from the sale, lease or other disposition of any Aircraft, any Engine or any Part or any other Collateral described herein (without any implication that any of such actions is permitted without the consent of the Agent; it being acknowledged that the consent of the Agent is required for any such action except as otherwise expressly provided in the Credit Agreement);

(e)           the Bills of Sale;

(f)            any other bill of sale to any Aircraft, any Engine or any Part;

(g)           all service contracts, product agreements, repair, maintenance and overhaul agreements and all agreements of any subcontractor, supplier or vendor, including  all warranties, in respect of any Aircraft, any Airframe, any Engine or any Part;

(h)           all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Agent by or for the account of the Borrower pursuant to any term of this Agreement, any other Loan Document, or any Bank Product Agreement, and held or required to be held by the Agent hereunder or thereunder;

(i)            all property that may from time to time hereafter be expressly subjected to the Lien of this Agreement;

(j)            all insurance policies (including the proceeds thereof) with respect to any Aircraft, any Airframe, any Engine or any Part required to be maintained by the Borrower under Section 3.3(k) hereof;

(k)           to the extent related to any of the foregoing or consisting of or acquired with proceeds of any of the foregoing, all accounts, goods, inventory, equipment, general intangibles (including software and payment intangibles), documents, promissory notes and other instruments, chattel paper (including electronic chattel paper and tangible chattel paper), investment property, deposit accounts, commercial tort claims, letters of credit, letter of credit rights and contract rights, if any, of the Borrower; and

(l)            all proceeds and products of the foregoing.

TO HAVE AND TO HOLD all and singular the Collateral unto the Agent, its permitted successors and assigns, forever, upon the terms and trusts herein set forth, for the benefit, security and protection of the Agent, for the benefit of the Lender Group and the Bank Product Providers, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) any rights or interest in any contract, lease, permit, license, or license agreement described above (other than any such contract, lease, permit, license, or license agreement described in clause (b) above) of Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement (provided, that, (A) the foregoing exclusions shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable or ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien notwithstanding the prohibition or restriction in such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or the other Collateral, or (2) any proceeds from the collection, sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or the other Collateral or (ii) the New Zealand Interchange Agreement.

The Borrower does hereby constitute and appoint the Agent the true and lawful attorney of the Borrower, irrevocably, for good and valuable consideration with full power of substitution, which appointment is coupled with an interest, with full power (in the name of the Borrower or otherwise) to ask for, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of all property (in each case including insurance and requisition proceeds) which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Agent may deem to be necessary or advisable in the premises as fully as the Borrower itself could do; provided that the Agent shall not exercise any such rights except during the continuance of an Event of Default.  Without limiting the foregoing provisions, during the continuance of any Event of Default but subject to the terms hereof and any mandatory requirements of applicable law, the Agent shall have the right under such power of attorney, but no obligation, in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Borrower or otherwise, which the Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Agent in and to the security intended to be afforded hereby.

The Borrower agrees that at any time and from time to time, upon the written request of the Agent, the Borrower will, at its cost and expense, promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including legal opinions reasonably requested by Agent), and do such further acts and things, including filings, recordations, registrations, and similar actions under the UCC, with the FAA, with the International Registry, or any other registry with respect to any Aircraft or any Engine, as the Agent may reasonably deem desirable in obtaining the full benefits of the security interest and assignment hereunder and of the rights and powers herein granted.

The Borrower does hereby warrant and represent that it has not granted a security interest in or assigned or pledged, or sold, transferred, leased, or otherwise disposed of, and hereby covenants that it will not (i) grant a security interest in, assign or pledge, or sell, transfer, lease or otherwise dispose of, so long as the Lien of this Agreement has not been discharged in accordance with the terms hereof, except as permitted under the Credit Agreement, any of its rights, titles or interests in the Collateral to any Person other than the Agent, and (ii) except as provided hereunder, or in each case so long as no Event of Default is in existence and in each case solely except in a manner that does not materially adversely affect the Agent, the other members of the Lender Group, or the Bank Product Providers, enter into any agreement amending or supplementing any agreement assigned or pledged pursuant to Section 2.1(c) or (g) hereunder or execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers or privileges under, any agreement assigned or pledged pursuant to Section 2.1(c) or (g) hereunder, or settle or compromise any claim arising under any agreement assigned or pledged hereunder, submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any agreement assigned or pledged pursuant to Section 2.1(c) or (g) hereunder, or to arbitration thereunder.

It is hereby further agreed that any and all property described or referred to in the granting clause hereof (subject to the limitations in this Section 2.1) which is hereafter acquired by the Borrower shall ipso facto, and without any other conveyance, assignment or act on the part of the Borrower or the Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

SECTION 3.           COVENANTS OF THE BORROWER

Section 3.1             Liens and Legal Opinions.

(A)          The Borrower shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or International Interest against or with respect to any Aircraft, any Airframe, any Engine or any Part or title thereto or any interest therein except for Permitted Liens. The Borrower shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

(B)           Promptly following the execution and delivery of this Agreement the Borrower shall furnish an opinion of: qualified FAA counsel, in form and substance reasonably satisfactory to Agent, that (i) this Agreement is in recordable form, (ii) this Agreement has been filed for recordation with the FAA in accordance with the Federal Aviation Act and creates a duly perfected first priority security interest in favor of the Agent, for the benefit of the Lender Group and the Bank Product Providers, in the portion of the Collateral for which a security interest can be perfected by such filing with the FAA in favor of Agent, and no other Liens are of record with the FAA with respect to the Collateral, and (iii) the International Interests granted in each Aircraft (and each of the applicable Engines) under this Agreement have been registered as International Interests with the International Registry in accordance with the Cape Town Treaty and there are no other International Interests registered with the International Registry in any such Aircraft (or any such applicable Engines) (and the Borrower shall have furnished to Agent a “priority search certificate” from the International Registry confirming the foregoing), and covering such other matters as the Agent shall reasonably request.  Promptly after this Agreement has been recorded by the FAA, the Borrower shall deliver to the Agent an opinion of such counsel, in form and substance reasonably acceptable to the Agent, as to the due recordation thereof by the FAA.

Section 3.2             Possession.

The Borrower shall not lease, or otherwise in any manner deliver, relinquish or transfer possession of any Airframe or any Engine to any Person or install any Engine, or permit any Engine to be installed, on an airframe other than the Airframes, without the prior consent of the Agent, which consent may be withheld in its sole discretion, provided, however, that so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom, and (B) all approvals, consents or authorizations required from the Aeronautical Authority in connection with any such lease or such delivery, transfer or relinquishment of possession have been obtained and remain in full force and effect, the Borrower (or, except in the case of clause (ix) below, any Permitted Lessee) may, without the prior consent of the Agent:

(i)            enter into a charter or Wet Lease or other similar arrangement under which the Borrower (or such Permitted Lessee) has operational control of any Airframes and any Engines installed thereon in the course of the Borrower’s (or such Permitted Lessee’s) business (which shall not be considered a transfer of possession hereunder), provided that the Borrower’s obligations under this Agreement and such Permitted Lessee’s obligations under the relevant Permitted Lease shall continue in full force and effect notwithstanding any such charter or Wet Lease or other similar arrangement;

(ii)           deliver possession of any Airframe or any Engine or any Part to the manufacturer thereof or to any FAA certified organization for testing, service, repair, maintenance, overhaul work or other similar purposes or for alterations or modifications or additions required or permitted by the terms of this Agreement or the Credit Agreement;

(iii)          subject any Airframes and any Engines installed thereon to interchange agreements (provided that (x) any such interchange agreement with respect to any Airframe shall not result in the Borrower (or a Permitted Lessee) being out of possession of such Airframe for a period of more than two (2) consecutive days at any one time; (y) such interchange agreement is entered into with a Permitted Lessee; and (z) the party to such interchange agreement is not then subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such interchange agreement is entered into) or any Engine to interchange or pooling agreements or arrangements which are applicable to other similar property owned by or leased to the Borrower (or such Permitted Lessee) and are entered into by the Borrower (or such Permitted Lessee) in the course of its airline business with any air carrier, provided that (A) no such agreement or arrangement shall under any circumstances result in, contemplate or require the transfer of title to the any Aircraft, any Airframe or any Engine or any effect upon the Agent’s first priority Lien thereon and (B) if the Lien of this Agreement shall nevertheless be adversely affected under any such agreement or arrangement, such circumstance shall be deemed to be an Event of Loss with respect to such Engine and the Borrower shall comply with Section 3.4 hereof in respect thereof;

(iv)          install an Engine on an airframe owned by the Borrower (or such Permitted Lessee) free and clear of all Liens except (A) Permitted Liens, (B) those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) those created by the rights of other air carriers under interchange or pooling agreements or other arrangements customary in the airline industry which do not contemplate, permit or require the transfer of title to such airframe or engines installed thereon;

(v)           install an Engine on an airframe, leased to the Borrower (or such Permitted Lessee) or purchased by the Borrower (or such Permitted Lessee) subject to a conditional sale or other security agreement, but only if (A) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by Section 3.2(iv) and (B) Borrower (or such Permitted Lessee) shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Agreement (or, in the case of such Permitted Lessee, the relevant Permitted Lease);

(vi)          install an Engine on an airframe, owned by the Borrower (or such Permitted Lessee), leased by the Borrower (or such Permitted Lessee) or purchased by the Borrower (or such Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable, provided that any such installation (so long as the same shall be continuing) shall be deemed an Event of Loss with respect to such Engine and the Borrower shall comply with Section 3.4(h) hereof;

(vii)         transfer possession of any Airframe or any Engine to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as established and administered pursuant to Executive Order 11490, as amended, as superseded by United States Executive Order No. 12656) or any similar or substitute program (“CRAF Program”), in which event Borrower (or such Permitted Lessee) shall promptly notify Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to the CRAF Program, in such notification shall identify by name, address and telephone numbers the Contracting Office Representatives of the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

(viii)        transfer possession of any Airframe or any Engine to the United States of America when required by Applicable Law (it being understood that nothing in this clause (viii) shall relieve the

Borrower from its obligations under Section 3.4(a) if such transfer becomes an Event of Loss), in which event Borrower shall promptly notify Agent in writing of any such transfer of possession;

(ix)           subject to the provisions of this Section 3.2, enter into a lease with respect to any Engine or any Airframe and any of the Engines or engines then installed on any Airframe with any Permitted Lessee, if (A) Borrower shall provide written notice to Agent at least 10 days prior to entering into any such lease, (B) in any such case, the Permitted Lessee under such lease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such lease is entered into, (C) in the event that the Permitted Lessee under such lease is a foreign air carrier or Person based in a country other than the United States, the United States maintains normal diplomatic relations with the country in which such proposed Permitted Lessee is principally based at the time such lease is entered into and (D) in the event that the Permitted Lessee under such lease is a foreign air carrier or Person based in a country other than the United States, each of the following shall be true and correct and prior to the effectiveness of such lease Agent shall have received an opinion (in form and substance reasonably acceptable to Agent) of counsel to Borrower (reasonably acceptable to Agent) in such jurisdiction to the effect that (I) the terms of the proposed lease will be legal, valid, binding and (subject to customary exceptions, including applicable bankruptcy, reorganization, or similar laws affecting creditors’ rights generally) enforceable against the proposed Permitted Lessee in the country in which the proposed Permitted Lessee is principally based, (II) there exist no possessory rights in favor of the Permitted Lessee under such lease or other third party (including any Government Entity) under the laws of such Permitted Lessee’s country of domicile that would, upon bankruptcy or insolvency of or other default by the Borrower and assuming that at such time such Permitted Lessee is not insolvent or bankrupt, prevent the repossession of any Aircraft in accordance with and when permitted by the terms of Section 4.1 upon the exercise by Agent of its remedies under Section 4.1, (III) the laws of such Permitted Lessee’s country of domicile require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of or title to such Engine or such Airframe in the event of the requisition by such government of such use or title (it being understood that in the event such opinion cannot be given in a form reasonably satisfactory to Agent, such opinion will be waived if insurance reasonably satisfactory to Agent and the Required Lenders is provided to cover such requisition), (IV) the laws of such Permitted Lessee’s country of domicile would give recognition to the Lien of this Agreement upon such Engine(s) or Airframe(s), (V) all filings, if any, required to be made in such jurisdiction in connection with the execution of such lease in order to protect the interest of Agent in such Engine(s) or Airframe(s) have been made, (VI) it is not necessary for Agent or any Lender to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (VII) the agreement of such Permitted Lessee that its rights under the lease are subject and subordinate to all the terms of this Agreement is enforceable against such Permitted Lessee under Applicable Law of such country, (VIII) there is no tort liability against a secured lender or agent thereof not in possession or operational control of aircraft in such country more onerous than under the laws of the United States or any state thereof (it being agreed that in the event such opinion cannot be given in a form reasonably satisfactory to Agent, such opinion will be waived if insurance reasonably satisfactory to Agent and the Required Lenders is provided to cover the risk of such tort liability), (IX) that all necessary governmental approvals required for such Engine(s) or Airframe(s) to be imported and, to the extent reasonably obtainable, exported from the applicable country of domicile upon repossession of such leased Engine(s) or Airframe(s) by the Agent (and the Borrower as lessor) have been obtained and any exchange permits necessary to allow all payments of rent and other payments under any lease assigned to the Agent hereunder are in full force and effect, (X) Permitted Lessee shall not be eligible to assert or effectively waive any right to sovereign immunity; and (XI) to such further effect with respect to all matters reasonably requested by Agent or any Lender;

provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 3.2 (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Agreement; (2) the Borrower shall remain primarily liable hereunder for the performance of all the terms and conditions of this Agreement and all of the terms and conditions of this Agreement, the other applicable Loan Documents, and the Bank Product Agreements shall remain in effect; (3) no lease or transfer of possession otherwise in compliance with this Section 3.2 shall (A) result in any registration or re-registration of any Aircraft or the maintenance, operation or use thereof except in compliance with Sections 3.3(c), (d) and (f), provided further, that in the case of a lease to a Permitted Lessee that is a “foreign air carrier” under and as defined in the FAA Regulations permitted pursuant to Section 3.2(ix), Borrower may cause such Aircraft to be registered in accordance with Section 3.3(b) below with the applicable aviation authority of such Permitted Lessee in the event that such Permitted Lessee is organized under and based in a country listed on Schedule 2 other than the United States and such registration is required by the applicable laws or regulations of such country or (B) permit any action not permitted to the Borrower hereunder; (4) if any such lease or transfer of possession shall, in the reasonable opinion of any Lender, result in any risk of adverse tax consequences to such Lender, the Borrower shall, prior to entering into the same, provide an indemnity satisfactory in form and substance to such Lender against any such adverse tax consequences; (5) the Borrower shall provide evidence reasonably satisfactory to Agent and each Lender that the insurance required by Section 3.3(k) remains in effect and of such additional insurance as Agent may reasonably request and for the purpose of the Agent’s and the Lenders’ review of such insurance requirements, the Borrower shall, at least five (5) days prior to the date of any lease permitted under this Section 3.2, provide to Agent and each Lender, forms of the broker’s report and insurance certificates required by Section 3.3(k)(vi); (6) all necessary documents shall have been duly filed or recorded in applicable public offices as may be required to preserve the Lien of this Agreement upon the Airframes and Engines; and (7) Borrower shall reimburse Agent and each Lender, on an After Tax Basis, for all of its reasonable out-of-pocket expenses (including, without limitation, registration and filing fees, notary fees, and fees and disbursements of counsel) in connection with any such lease or transfer.

In the case of any lease permitted under this Section 3.2, the Borrower will include in such lease appropriate provisions which (a) make such lease expressly subject and subordinate to all of the terms of this Agreement, including the rights of the Agent to avoid such lease in the exercise of its rights to repossession of the Airframes and Engines hereunder and thereunder; (b) expressly prohibit any subleasing of the Airframes and Engines; (c) require that the Airframes and Engines be maintained in accordance with a Maintenance Program; (d) require the Permitted Lessee to comply with the terms of Section 3.3(k) hereof; (e) require that the Airframes and Engines be used in accordance with the limitations applicable to the Borrower’s possession and use provided in this Agreement, (f) as to the maintenance, operation, possession and inspection of any Aircraft, are the same in all material respects as the applicable provisions of this Agreement, and (g) complies with clause (e) of Section 4.5.

Borrower agrees to assign, as collateral security for the Secured Obligations, each such lease to the Agent, which collateral assignment shall be effected pursuant to the filing of a financing statement against Borrower and such filings with the FAA, the International Registry and the country of registration of the applicable Aircraft if not the United States as provided in Section 3.3(b) below as the Agent may request.  With respect to each lease which has a term (including possible renewal and extension periods) of more than one year or involves a re-registration of the applicable Aircraft, (i) such collateral assignment shall be effected pursuant to an agreement (including a consent from the Lessee to such assignment) in form and substance reasonably satisfactory to the Agent and which agreement shall be accompanied by such legal opinions, certificates and financing statements relating to the perfection of such collateral assignment as may be reasonably requested by the Agent; and (ii) such lease shall provide that all payments due thereunder shall be paid to Borrower unless and until notice has been provided by the Agent to the lessee of such lease of the occurrence of an Event of Default, at which time all rental payments shall be made by Lessee to Agent.

With respect to any lease to which the Cape Town Treaty is applicable as provided in Article 3 of the Cape Town Treaty (whether in respect of both the applicable Airframe and an Engine or only the applicable Airframe), (A) Borrower agrees to have registered with the International Registry (i) first, the International Interest vested in Borrower as lessor under the Lease, and (ii) second, a collateral assignment by Borrower of such International Interest attributable to such lease and (B) Borrower shall have received a favorable opinion of counsel (which counsel and opinion are reasonably satisfactory to the Agent), and a supporting priority search certificate issued by the International Registry, regarding such registrations.  The Agent agrees that with respect to any lease collaterally assigned to the Agent as provided herein, upon termination of such lease, the

Agent shall assign or consent to the assignment of the International Interest, if any, attributable to such lease to Borrower.

Section 3.3             Registration and Operation.

(a)           Registration and Recordation.  Each Aircraft shall be duly registered in the name of the Borrower under the Transportation Code or as otherwise permitted under Section 3.3(b), and, to the extent applicable, on the International Registry, at all times; provided that the Agent shall execute and deliver all such documents as the Borrower may reasonably request for the purpose of effecting, continuing or (as provided in this Section 3.3(a)) changing such registration.  Unless the Lien of this Agreement has been discharged, Borrower shall also cause this Agreement to be duly recorded and at all times maintained of record on such registries as a first-priority perfected mortgage on each Aircraft, each Airframe, and each of the Engines.

(b)           Re-Registration.  Notwithstanding the registration requirements of Section 3.3(a) , the Borrower shall have the right, at any time so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, and at the Borrower’s cost, to request with at least 30 days’ prior written notice, a change in the registration of an Aircraft to any country with which the United States maintains normal diplomatic relations as of such proposed date of re-registration and which is listed on Schedule 2 hereto.  Any such re-registration of such Aircraft shall be in connection with the leasing by the Borrower of such Aircraft to a Permitted Lessee that is a “foreign air carrier” under and as defined in the FAA Regulations domiciled in such jurisdiction and in accordance with the provisions of this Agreement.  The Agent agrees to cooperate in good faith with Borrower, at the Borrower’s cost, in effecting such permitted re-registration; provided that prior to any such change in the country of registry of such Aircraft, the Agent shall have received evidence satisfactory in its judgment, acting reasonably, which evidence may be established by means of legal opinions reasonably satisfactory to the Agent from counsel of recognized reputation satisfactory to the Agent and qualified under the laws of the relevant jurisdiction, certificates of insurance, officer’s certificates and/or other means requested by or acceptable to the Agent, that:

(i)            such country would provide substantially equivalent (both as a matter of law and practice) rights and remedies for mortgagees in similar transactions as provided under the laws of United States, including with respect to repossession of such Aircraft and the sale, leasing or other disposition of such Aircraft (it being understood that, in the absence of restrictions similar to those imposed under §§ 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under § 1110 of the Bankruptcy Code are not required);

(ii)           after giving effect to such change in registration, Borrower’s ownership interest in such Aircraft shall be reflected in the aviation and  other applicable registers of the jurisdiction of registration to the extent permitted by applicable law and shall be recognized under the laws of such jurisdiction, and all filings, recordings or other action necessary, reasonably advisable or customary for secured aircraft lenders to effect or protect the same have been or are in the process of being accomplished;

(iii)          after giving effect to such change in registration, the obligations of Borrower, and the rights and remedies of the Agent under this Agreement, shall remain valid, binding and enforceable under the laws of the jurisdiction to which the laws of the jurisdiction of registry would apply as the applicable governing law in respect of such rights and remedies; provided that opinions of counsel addressing this provision may be subject, with respect to the enforceability of remedies, to customary exceptions relating to insolvency or bankruptcy, general principles of equity, or other similar matters which do not hinder the Agent’s ability to enforce its rights or remedies under this Agreement in any manner greater than would have been the case had such Aircraft been registered in the United States and, if such jurisdiction has restrictions similar to those imposed under §§ 362 and 363 of the Bankruptcy Code, entitled to the benefits of §1110 of the Bankruptcy Code;

(iv)          after giving effect to such change in registration, the Security Interest and Lien of this Agreement in such Aircraft and the lease thereof shall be reflected in the aviation and other applicable registers of the jurisdiction of registration (and the International Registry) to the maximum extent permitted by applicable law and shall be recognized under the laws of such jurisdiction and will continue as a valid and duly perfected first priority security interest under the laws of such jurisdiction (offering substantially the same or better level of protection, rights and remedies as compared to a registered United States aircraft mortgage in the form and substance of this Agreement and, if such jurisdiction has restrictions similar to those imposed under §§ 362 and 363 of the Bankruptcy Code, entitled to the benefits of §1110 of the Bankruptcy Code), and all filings, recordings or other action necessary, reasonably advisable or customary for secured aircraft lenders (including the filing or recordation of an ancillary security agreement as provided below) to effect or protect the same have been or are in the process of being accomplished;

(v)           it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Agent, any other member of the Lender Group, or any Bank Product Provider, for such Person to qualify to do business in such jurisdiction;

(vi)          (without limiting Borrower’s obligation to provide insurance reasonably acceptable to the Agent covering the repossession risks and the risk of requisition of use or title of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of such Aircraft in the event of the requisition by such government of such use or title;

(vii)         after giving effect to such change in registration, the insurance requirements of Section 3.3(k) are satisfied in respect of such Aircraft;

(viii)        any exchange permits necessary to remit rent and other payments, including the payment of insurance proceeds and other Event of Loss payments, provided for under the related lease shall be in full force and effect;

(ix)           after giving effect to such change in registration, the original indemnities in favor of the Lenders and the Agent under the Credit Agreement and this Agreement afford each such party substantially the same or better protection as provided prior to such change of registry;

(x)            that any import and (unless the Borrower shall have provided insurance reasonably acceptable to the Agent covering the risk of the government of such jurisdiction preventing the export of such Aircraft out of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) export permits or licenses necessary, reasonably advisable, or customarily requested by secured aircraft lenders to take such Aircraft into or out of such jurisdiction shall be in full force and effect;

(xi)           if the same is necessary or advisable in order to effect a de-registration of such Aircraft, the Agent, as assignee of the Borrower, shall have obtained a de-registration power of attorney and, if applicable, an Irrevocable De-Registration and Export Request Authorization under the Cape Town Convention, in form and substance reasonably acceptable to the Agent, in respect of such Aircraft from the lessee and the Borrower and the Borrower and the lessee shall have complied with Section 4.5(e);

(xii)          such Aircraft shall have been duly certified as to type and airworthiness by the appropriate aviation authority;

(xiii)         any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction or registration of such Aircraft, or the import thereof, shall have been paid or adequately provided for by the Borrower to the reasonable satisfaction of the Agent;

(xiv)        such new country of registry imposes (or the lessee has adopted and is required under the lease to follow) aircraft maintenance standards and airworthiness standards not materially different, in the reasonable judgment of the Agent, from those of the FAA;

(xv)         the law of such new country of registry does not impose greater tort (including strict) liability on a secured party or lender in respect of the aircraft when not in operational control thereof than under U.S. law;

(xvi)        the laws of such new country of registry do not provide Borrower or the lessee possessory rights which would upon the Borrower’s or lessee’s bankruptcy, reorganization or insolvency or a Default or Event of Default hereunder, or default under the applicable lease or other contractual obligations, prevent the repossession, return, deregistration and the re-export of such Aircraft to the Agent in the United States in accordance with the terms of this Agreement in any manner greater than would have been the case had such Aircraft been registered in the United States (it being understood that in the absence of restrictions similar to those imposed under §§ 362 and 363 of the Bankruptcy Code, rights and remedies similar to those under § 1110 of the Bankruptcy Code shall not be required);

(xvii)       the lease complies with Section 3.2;

(xviii)      such actions as required elsewhere under this Agreement in connection therewith shall have been accomplished; and

(xvix)       Agent shall have received such evidence with respect to such other matters as the Agent may request that are necessary, reasonably advisable, or customary for aircraft secured lenders.

All reasonable costs and expenses (including reasonable legal fees and expenses) of the Agent and each other member of the Lender Group incurred in connection with any such re-registration shall be paid or reimbursed on an after-tax basis by the Borrower.  Such costs and expenses, to the extent incurred, shall include the following:  (w) the fees and disbursements of United States counsel to the Agent and to each other member of the Lender Group and of counsel to the Agent and to each other member of the Lender Group in the country of registry; (x) notarization, translation, filing or recordation fees, taxes or similar payments incurred in connection with the registration of such Aircraft, registration of this Agreement or an ancillary local law mortgage or security agreement and the creation and perfection of the security interests herein and therein; (y) any costs and expenses incurred in connection with any UCC filings or other filings necessary to continue in the United States or any other applicable jurisdiction the perfection of the security interests herein and in such Aircraft and other Collateral; and (z) any other costs, expenses or taxes, whether initial or continuing, incurred by the Agent or the Lender Group as a result of the registration of such Aircraft, or the creation of the security interest therein, under the country of registry.

In addition to the above, prior to any such re-registration, the Agent shall have received assurances, reasonably satisfactory to it, to the effect that (A) the insurance provisions of this Agreement will have been complied with after giving effect to such change of registry, (B) the original indemnities (and any additional indemnities for which the Borrower is then willing to enter into a binding agreement to indemnify) in favor of the Agent, the Lender Group, and the Bank Product Providers under the Credit Agreement afford each such party substantially the same protection as provided prior to such change of registry, and (C) such change will not result in the imposition of, or increase in the amount of, any Tax for which the Borrower is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Agent, the Lender Group, or the Bank Product Providers.

After any such re-registration, the Borrower shall, at its cost and to the extent permitted by the laws of such country, continue to cause the interests of the Agent in such Aircraft and the other Collateral to be duly registered or recorded under the laws of such country and at all times thereafter to remain so duly registered or recorded unless and until changed as provided herein, and shall cause to be done at all times all other acts (including the filing, recording and delivery of any document or instrument and the payment of any sum) necessary, reasonably advisable or customary for secured aircraft lenders in such country, in order to maintain the Agent’s interest in and to such Aircraft or such lease or other collateral as against the Borrower, any Permitted Lessee or any third parties in such jurisdiction.

In furtherance of the foregoing, the Borrower shall, if necessary, reasonably advisable or customary for aircraft secured lenders or as requested by Agent, execute, deliver, notarize, legalize, register and record, at the Borrower’s expense, a security agreement or mortgage governed by the law and in the language of such jurisdiction of registry.  Any such ancillary security agreement shall be deemed to be a supplement to this Agreement, with both this  Agreement and such ancillary security agreement being interpreted to the maximum extent possible in a manner that is consistent with the provisions hereof and the other Loan Documents.  Inconsistencies between such ancillary security agreement, this Agreement and any other Loan Document shall be reconciled so that terms and conditions in one agreement but not in the other are deemed to be additional, and not inconsistent, terms and conditions; provided, however, that in the event of a direct irreconcilable conflict between the two agreements, this Agreement shall control.

(c)           Markings.  If permitted by Applicable Law, on or reasonably promptly after the delivery of this Agreement for each Airframe, Borrower will cause to be affixed to, and maintained in, the cockpit of such Airframe, in a clearly visible location, and in a visible location on each Engine, a placard of a reasonable size and shape bearing the legend, in English, set forth below:

Mortgaged to

Wells Fargo Capital Finance, Inc.,

as Agent

Such placard may be removed temporarily, if necessary, in the course of maintenance of such Airframe or such Engine, as the case may be.  If such placard is damaged or becomes illegible, Borrower shall promptly replace it with a placard complying with the requirements of this Section 3.3(c).

(d)           Compliance With Laws.  The Borrower shall not permit any Airframe or any Engine to be used or operated in any material respect in violation of any Applicable Law or in violation of any airworthiness certificate, license or registration relating to such Aircraft or such Engines issued by any competent governmental authority, unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a danger (other than a de minimis danger) of the sale, forfeiture or loss of such Airframe or such Engine or the Lien of this Agreement thereupon, any risk of criminal liability or any material risk of civil liability against Agent, any other member of the Lender Group, or any Bank Product Provider, or (ii) it is not possible for the Borrower (or a Permitted Lessee) to comply with the Laws of a jurisdiction other than the United States because of a conflict with the Applicable Laws of the United States.

(e)           Operation.  Except as otherwise expressly provided herein, the Borrower (and any Permitted Lessee) shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize the Airframes, Engines and Parts in any lawful manner or place in accordance with the Borrower’s (or such Permitted Lessee’s) business judgment.  The Borrower shall not operate, use or locate any Airframe or any Engine, or suffer any Airframe or any Engine to be operated, used or located (i) in any area excluded from coverage by any insurance required by the terms of Section 3.3(k) hereof, except in the case of a requisition by the United States of America where the Borrower obtains (and provides evidence of) indemnity from the Government for the benefit of the Additional Insureds against substantially the same risks and for at least the amounts of the insurance required by Section 3.3(k) hereof covering such area, or (ii) unless covered by war risk insurance, unless such Airframe or such Engine is operated or used under contract with the Government under which contract the Government assumes liability for substantially the same risks, on terms and conditions reasonably acceptable to the Agent, in at least the same amounts as would be covered by such insurance.

(f)            Information for Filings.  The Borrower shall promptly furnish to Agent, any other member of the Lender Group, or any Bank Product Provider such information as may be required to enable Agent, such member of the Lender Group, or such Bank Product Provider timely to file any reports required to be filed by it with any Government Entity because of, or in connection with, the interest of Agent, such member of the Lender Group, or any Bank Product Provider in the Aircraft, Airframes, or Engines, or any other part of the Collateral.

(g)           Maintenance.  The Borrower, at its own cost and expense, shall service, repair, maintain, overhaul and test each Aircraft, each Airframe and each Engine or cause the same to be done in accordance with (1)(i) a Maintenance Program and (ii) maintenance standards required by the FAA, and shall keep or cause to be kept each Aircraft, each Airframe and each Engine in as good operating condition as where originally mortgaged hereunder and after giving effect to the refurbishment contemplated to be financed hereby, ordinary wear and tear excepted, and shall keep or cause to be kept each Aircraft, each Airframe and each Engine in such operating condition as may be necessary to enable the airworthiness certification of each Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA, except when all aircraft of the same type, model or series as the Airframes (powered by engines of the same type as those with which the Airframes shall be equipped at the time of grounding) have been grounded by the FAA, and (2) except during periods when a Permitted Lease is in effect, the same standards Borrower uses with respect to similar aircraft of similar size in its fleet operated (whether owned or leased) by Borrower in similar circumstances and during any period in which a Permitted Lease is in effect, the same standards the Permitted Lessee uses with respect to similar aircraft of similar size in its fleet and operated (whether owned or leased) by the Permitted Lessee in similar circumstances.  Nothing herein shall be deemed to prevent the Borrower (or Permitted Lessee) from taking any Aircraft out of service for maintenance or modifications permitted hereunder or under the Credit Agreement or storage in accordance with applicable FAA requirements and sound practice for such storage.  The Borrower shall maintain or cause to be maintained all records, logs and other documents required by the FAA to be maintained in respect of each Aircraft in English.  Borrower further agrees that the Aircraft, Airframes and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with Applicable Law with respect to the maintenance of the Aircraft and compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the FAA.

(h)           Replacement of Parts.

Except as otherwise provided in the proviso to the third sentence of Section 3.3(j) or if an Airframe or an Engine to which a Part relates has suffered an Event of Loss, the Borrower, at its own cost and expense, will (or will cause a Permitted Lessee to), promptly replace all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Borrower (or a Permitted Lessee), at its own cost and expense, may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Borrower (or such Permitted Lessee), at its own cost and expense, shall, except as otherwise provided in the proviso to the third sentence of Section 3.3(j), replace such Parts as promptly as practicable with replacement Parts or temporary replacement parts as provided in Section 3.3(i) hereof.  All replacement Parts shall be free and clear of all Liens except for pooling arrangements to the extent permitted by Section 3.3(i) and Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

Except in respect of any Part that the Borrower may remove from an Airframe or an Engine as provided in the proviso to the third sentence of Section 3.3(j) and the fourth sentence of Section 3.3(j), all Parts at any time removed from an Airframe or an Engine shall remain the property of the Borrower and subject to this Agreement, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to an Airframe or an Engine and that meet the requirements for replacement Parts specified in the first paragraph of this Section 3.3(h).  Immediately upon any replacement Part becoming incorporated or installed in or attached to an Airframe or an Engine as provided in this Section 3.3(h), without further act, (i) title to the replaced Part shall be free and clear of all rights of the Agent and such Part shall no longer be deemed a Part hereunder; (ii) title to such replacement Part shall thereupon vest in the Borrower; and (iii) such replacement Part shall become subject to the Lien of this Agreement and be deemed part of such Airframe or such Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or such Engine.

(i)            Pooling of Parts.

Any Part removed from an Airframe or an Engine as provided in the first paragraph of Section 3.3(h) may be subjected by the Borrower (or a Permitted Lessee) to a pooling or parts leasing agreement or arrangement of a type customary in the airline industry entered into in the ordinary course of the Borrower’s (or such Permitted Lessee’s) business, provided the part replacing such removed Part shall be incorporated or installed in or attached to an Airframe or an Engine in accordance with Section 3.3(h) as promptly as practicable after the removal of such removed Part.  In addition, any replacement part when incorporated or installed in or attached to the any Airframe or any Engine in accordance with Section 3.3(h) may be owned by another airline or vendor as customary in the airline industry, subject to a pooling or parts leasing arrangement, provided that the Borrower (or a Permitted Lessee), at its expense as promptly thereafter as reasonably practicable, and in any event, within one hundred eighty (180) days thereof, either (i) causes title to such temporary replacement part to vest in the Borrower, subject to the Lien of this Agreement in accordance with Section 3.3(h) and free and clear of all other Liens except Permitted Liens, at which time such temporary replacement part shall become a Part and become subject to this Agreement or (ii) replaces such temporary replacement part by incorporating or installing in or attaching to such Airframe or such Engine a further replacement Part owned by the Borrower (or such Permitted Lessee) free and clear of all Liens except

Permitted Liens and by causing such further replacement Part to become subject to the Lien of this Agreement in accordance with Section 3.3(h).

(j)            Alterations, Modifications and Additions.

The Borrower, at its own expense, shall make (or cause to be made) alterations and modifications in and additions to any Airframe and any Engine as may be required to be made from time to time by Applicable Law and to meet applicable standards of any airworthiness directives or any other standard of the FAA and any mandatory service bulletins of the Manufacturer or the Engine Manufacturer or in order to maintain the insurance required under Section 3.3(k) regardless of upon whom such requirements are, by their terms, nominally imposed; provided that the Borrower may, in good faith and by appropriate procedure, contest the validity or application of any such standard in any reasonable manner which does not adversely affect the interests of the Agent and does not involve any risk (other than a de minimis risk) of sale, forfeiture or loss of any Aircraft, any Airframe or any Engine, or the Lien of this Agreement thereupon, any material risk of civil penalty or any risk of criminal liability being imposed on Agent, any other member of the Lender Group, or any Bank Product Provider.  In addition, the Borrower (or a Permitted Lessee), at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe and any Engine as the Borrower (or such Permitted Lessee) may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which Borrower (or such Permitted Lessee) deems are obsolete or no longer suitable or appropriate for use in such Aircraft, such Airframe or such Engine so long as the aggregate value of such removed Parts (based on their value as of the date of execution of this Agreement that includes hereunder such Airframe or such Engine to which such Part (as of such date of execution) is attached does not exceed $500,000 during the period from the date of execution of this Agreement until the Secured Obligations are paid in full and all Commitments of Agent, the other members of the Lender Group, and the Bank Product Providers are terminated, provided further that no such alteration, modification or addition diminishes the value, utility, estimated residual value (with respect to applicable Airframe only), condition, remaining useful life or airworthiness of such Airframe or such Engine below the value, utility, estimated residual value, condition, remaining useful life or airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Airframe or such Engine was then in the condition required to be maintained by the terms of this Agreement, except that the value (but not the utility, estimated residual value, condition, remaining useful life or airworthiness) of the Aircraft may be reduced by the value of Parts which the Borrower (or such Permitted Lessee) has removed as permitted above.  All Parts incorporated or installed in or attached or added to any Airframe or any Engine as the result of any alteration, modification or addition effected by the Borrower (or a Permitted Lessee) shall become the property of the Borrower and, without further act, subject to the Lien of this Agreement and shall be free and clear of any other Liens except Permitted Liens, provided that the Borrower (or such Permitted Lessee) may remove any such Part from any Airframe or any Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or such Engine pursuant to the terms of Section 3.3(g) or the first sentence of this Section 3.3(j) or pursuant to the terms of any insurance policies required to be carried hereunder or under any Applicable Law and (iii) such Part can be removed from such Airframe or such Engine without diminishing or impairing the value, condition, utility, estimated residual value, remaining useful life or airworthiness which such Airframe or such Engine would have had at the time of removal had such alteration, modification or addition not been effected by the Borrower (or such Permitted Lessee) assuming such Aircraft was otherwise maintained in the condition required by this Agreement.  Upon the removal by the Borrower (or such Permitted Lessee) of any such Part as above provided, title thereto shall, without further act, remain in the Borrower (or such Permitted Lessee), free and clear of all rights of the Agent and such Part shall no longer be deemed a Part hereunder.

(k)           Insurance.

(i)            General Aviation and Property Damage Insurance.

The Borrower shall, without expense to the Agent, any Lender, or any Bank Product Provider, maintain or cause to be maintained in effect at all times with independent insurers of internationally recognized reputation and responsibility, and reasonably acceptable to the Agent and the Lenders, airline general liability insurance (including, inter alia, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer’s product liability coverage) with respect to each Aircraft in an amount not less than the greater of (i) the amount which Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (ii) the Minimum Liability Amount; provided that an agreement of the Government, for the benefit of the Additional Insureds, in form and substance reasonably acceptable to the Agent, to insure against or indemnify for substantially the same risks to at least the same amount shall satisfy the requirements of this Section 3.3(k)(i), provided that on or prior to the date of such agreement, the Borrower shall provide Agent with an Officer’s Certificate of the Borrower certifying that any such insurance or indemnity provides protection no less favorable than insurance coverage that would comply with this Section 3.3(k)(i).  Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.  In addition, without limitation of the requirements of the preceding sentence (and notwithstanding anything to the contrary contained in the preceding sentence), the Borrower shall in all events maintain in effect, at all times war risk and allied perils liability insurance in accordance with the London form AVN52C (as in effect on September 1, 2001) or its equivalent form reasonably acceptable to Agent (or an agreement of the Government in form and substance reasonably acceptable to the Agent to insure against or indemnify for substantially the same risks), from time to time, with respect to such Aircraft, (I) in an amount not less than the greater of (x) the amount of war risk and allied perils liability insurance from time to time applicable to similar aircraft owned or operated by the Borrower and (y) $750,000,000 per occurrence, and (II) maintained with the Government or independent insurers of internationally recognized reputation and responsibility reasonably acceptable to the Agent and the Lenders.

During any period that any Aircraft is grounded and not in operation, the Borrower may, so long as the Borrower takes reasonable measures to protect such Aircraft, modify the insurance required by this Section 3.3(k)(i) to modify the amounts of general aviation liability insurance, the scope of the risks covered and the type of insurance, in all circumstances to conform to such insurance as is customary in the United States airlines industry for air carriers similarly situated with the Borrower in respect of similar aircraft which are grounded, not in operation, and stored or hangared, provided that in all instances, (1) the amounts of coverage and scope of risk covered and the type of insurance shall be at a minimum no less favorable than the insurance as from time to time applicable to aircraft owned or leased by Borrower on the ground, not in operation, and stored or hangared and (2) Borrower provides Agent with not less than 30 days prior written notice of such modification.

(ii)           Insurance Against Loss or Damage to the Aircraft and Engines.

The Borrower shall, without expense to the Agent, any Lender, or any Bank Product Provider, maintain or cause to be maintained in effect at all times with insurers of internationally recognized reputation and responsibility, and reasonably acceptable to the Agent and the Lenders agreed value, ground and flight hull insurance (including insurance covering confiscation or requisition by the jurisdiction of registration of each Aircraft if other than the United States) covering each Aircraft for an amount at all times (even when an Aircraft is grounded or in storage) not less than the amount of the Current Fair Market Value of such Aircraft set forth in the most recent Borrowing Base Certificate delivered under the Credit Agreement (the “Stipulated Loss Value”), provided that, neither the Borrower nor any Permitted Lessee shall be required to maintain flight aircraft hull insurance with respect to an Aircraft during any period in which such Aircraft is grounded and properly stored or hangared (but each such Person shall be required to maintain agreed value ground hull insurance in an amount not less than the Stipulated Loss Value and on the other terms required hereby).  Such insurance shall not provide insurers with a right to replace any Airframe or any Engine with another airframe or Engine.  Such hull insurance or other personal property insurance of the Borrower (or a Permitted Lessee) shall cover any and all Engines or engines and Parts while not installed on an Airframe.  Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.  An agreement by the Government, for the benefit of the Additional Insureds, in a form and substance reasonably acceptable to the Agent, to insure against or indemnify for substantially the same risks to at least the same amount will satisfy any of the requirements of this Section 3.3(k)(ii), provided that on or prior to the date of such agreement, the Borrower shall provide Agent with an Officer’s Certificate of the Borrower certifying that any such insurance or indemnity provides protection no less favorable than insurance coverage that would comply with this Section 3.3(k)(ii).  Borrower (or any Permitted Lessee) shall in any event maintain at all times, with independent insurers of internationally recognized reputation and responsibility hull war risks and allied perils insurance in accordance with the London form LSW555B or its equivalent form reasonably acceptable to the Agent (or an agreement of the Government to insure against or indemnify for substantially the same risks) from time to time covering each Aircraft in an amount not less than the Stipulated Loss Value for each such Aircraft.

(iii)          Additional Insureds; Loss Payment.

The Borrower shall cause all policies of insurance carried in accordance with Section 3.3(k)(i) to name Agent, as agent for and on behalf of itself and the other Additional Insureds, as additional insured.  All policies carried under Section 3.3(k)(i) and Section 3.3(k)(ii) shall provide with respect to Agent, as agent for and on behalf of itself and the other Additional Insureds, that (i) none of their respective interests in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Borrower or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation of coverage for any reason, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk coverage) after issuance to Agent of written notice from the insurers  (including via the Borrower’s insurance broker) of such cancellation or change; (iii) they shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies carried in accordance with Section 3.3(k)(i) will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds, but only to the same extent that Borrower has waived its right of recovery against and/or agreed to indemnify the Additional Insureds or otherwise agreed to be liable therefor; (vi) shall apply worldwide and have only such territorial restrictions or limitations as may be reasonably acceptable to Agent; and (vii) with respect to policies carried under Section 3.3(k)(ii), shall contain a 50/50% Clause per Lloyd’s Aviation Underwriter’s Association Standard Policy Form AVS 103.  Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Borrower will not delay payment of any claim that would otherwise be payable but for such rights of subrogation.  Each hull policy shall name the Agent as sole lender loss payee.

(iv)          Application of Hull Insurance Proceeds.

Subject to Section 3.4(g), as between the Agent and the Borrower, any payments received under policies of hull or other property insurance required to be maintained by the Borrower pursuant to Section 3.3(k)(ii) and any payments received in respect of any condemnation awards, shall be applied as follows:

(A)          in respect of any property damage or loss not constituting an Event of Loss, such payments shall be paid over to and held in a controlled account, and shall, subject to the conditions set forth in Section 5.6(d) of the Credit Agreement, be applied to pay (or to reimburse Borrower) for repairs or for replacement property effected or obtained in accordance with Sections 3.3(g) through (i), and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to Agent, and applied by Agent in accordance with the terms of the Credit Agreement;

(B)           in respect of any property damage or loss constituting an Event of Loss, for which Borrower does not elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to the Agent and applied by the Agent to the Secured Obligations in accordance with the terms of the Credit Agreement; and

(C)           in respect of any property damage or loss constituting an Event of Loss, for which Borrower does elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to and held in a controlled account, and shall, subject to the conditions set forth in Section 2.4(c) of the Credit Agreement, be applied to pay (or to reimburse Borrower) for such Replacement Airframe and Replacement Engines, and any remaining amounts shall be paid over to Agent and applied in accordance with the terms of the Credit Agreement.

(v)           Reports, etc.

Borrower will furnish to the Agent (A) on or prior to the date of execution of this Agreement that includes hereunder the Airframe or Engine to which such insurance relates, insurance certificates describing in reasonable detail the insurance maintained by Borrower as required pursuant to this Section 3.3(k), (B) prior to the expiration of the insurance policies required pursuant to this Section 3.3(k), evidence of renewal of such insurance policies, and (C) on or prior to the date of execution of this Agreement that includes hereunder the Airframe or Engine to which such insurance relates and on or before the renewal dates of the insurance policies carried by the Borrower pursuant to this Section 3.3(k), a report signed by a firm of aircraft insurance brokers, not affiliated with the Borrower, appointed by the Borrower and reasonably satisfactory to the Agent, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on each Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof.  The Borrower will instruct such firm to give prompt written advice to the Agent (1) of such firm’s receipt of any notice of cancellation of the insurance policies, or notice of a change in the insurance policies which would, in such firm’s judgment, adversely change the statements set forth in the insurance certificates described in clause (A) of this Section 3.3(k)(v), (2) if any premiums are not paid to such firm by Borrower as agreed between Borrower and the applicable insurer(s), after giving effect to the procedures and/or terms that exist between such insurer(s) and such firm from time to time regarding the payment of premiums, (3) upon application by Agent, of the premium payment situation, (4) if such firm ceases to be the insurance broker to Borrower,  (5) within fourteen (14) days following such firm’s receipt of a written request from Agent not later than one month before expiration of the insurance policies, if such firm has not received renewal instructions from Borrower, and (6) of any other act or omission on the part of the Borrower of which it has knowledge and which would in such firm’s opinion invalidate or render unenforceable, in whole or in any material part, any insurance on any Aircraft.  The Borrower will also instruct such firm to advise the Agent in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on each Aircraft pursuant to this Section 3.3(k) (or such lesser period as may be applicable in the case of war risk coverage).

(vi)          Right to Pay Premiums.

Agent, as agent for and on behalf of itself and the Additional Insureds, shall have the rights but not the obligations of an additional insured.  None of Agent, any other member of the Lender Group, any Bank Product Provider or any of the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance).  Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Agent, the Lenders and the other Additional Insureds shall have the option, in its sole discretion, to pay any such premium in respect of each Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as Agent, the Lenders or the other Additional Insureds may require, until the scheduled expiry date of such insurance and, in such event, Borrower shall, upon demand, reimburse Agent, the Lenders and the other Additional Insureds for amounts so paid by them.

(l)            Holding Out.

The Borrower agrees that it will not any time represent or hold out any Lender, any Bank Product Provider or the Agent or any Affiliate of any of them (and will use its commercially reasonable efforts to ensure that no Lender, no Bank Product Provider, the Agent, or any Affiliate of any of them is at any time represented or held out) as being in any way connected or associated with any operation of any Airframe, any Engine, or any Part or any other operations or carriage undertaken by the Borrower.

(m)          No Pledging of Credit.

The Borrower is not authorized to, and agrees that it will not purport to, pledge the credit of any Lender, any Bank Product Provider or the Agent for any maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, any Airframe, any Engine, or any Part, or for any other purpose whatsoever; provided that this provision is not intended to, and shall not, prohibit the Borrower from requesting a Letter of Credit be issued under the Credit Agreement which names as the beneficiary any such provider of maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, any Airframe, any Engine, or any Part, or for any other purpose whatsoever.

Section 3.4             Loss, Destruction, Requisition, Etc.

(a)           Event of Loss with Respect to the Airframes.

Upon the occurrence of an Event of Loss with respect to any Airframe, the Borrower shall forthwith (and in any event within 5 Business Days after such occurrence) give the Agent notice of such Event of Loss.  The Borrower shall, within 60 days after such occurrence, give the Agent written notice of its election to perform one of the following options (it being agreed that if the Borrower shall not have given the Agent such notice of such election, the Borrower shall be deemed to have elected to perform the option identified in the following clause (ii)):

(i)                subject to the satisfaction of the conditions contained in Section 3.4(d), on a date not more than 180 days after the occurrence of the Event of Loss (or, if earlier, the Maturity Date), cause to be subjected to the Lien of this Agreement a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a remaining useful life, estimated residual value, value and utility at least equal to such Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms hereof) and to be an airframe that is the same model and same or later vintage as such Airframe to be replaced thereby, or an improved model; provided that, if the Borrower shall not perform its obligation to effect such replacement under this clause (i) during the 180 -day period of time provided herein (or, if earlier, the Maturity Date), it shall give the Agent and the Lenders notice to such effect upon or before the expiration of such period of time and shall promptly pay on the thirtieth (30th) day after the date of such notice to the Agent (or, if earlier, the Maturity Date), in immediately available funds, the amount specified in clause (ii) below; or

(ii)               pay or cause to be paid to the Agent, in immediately available funds, on a date specified at least 30 days in advance by the Borrower not later than the earlier to occur of 180 days after the occurrence of the Event of Loss or 3 days following receipt of insurance proceeds in respect of such Event of Loss, an amount equal to the Stipulated Loss Value if such Aircraft (i.e., such Airframe and either or both Engines) or such Airframe is subject to such Event of Loss.

Anything in this Section 3.4(a) to the contrary notwithstanding, any payments received under any insurance policies shall, within 3 days of receipt thereof, be applied in accordance with Section 3.3(k)(iv).

(b)           Effect of Replacement.

Should the Borrower have (i) provided a Replacement Airframe  (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to the Event of Loss) as provided for in Section 3.4(a)(i), (A) this Agreement shall continue with respect to such Replacement Airframe (together with the same such Replacement Engines and any remaining Engines not subject to such Event of Loss) as though no Event of Loss had occurred; (B) the Agent shall, at the expense of Borrower, release from the Lien of this Agreement the replaced Airframe and the replaced Engine or Engines, if any, installed on such Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to the Borrower such documents and instruments as the Borrower may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such replaced Airframe and replaced Engine or replaced Engines vested in Agent pursuant to this Agreement; and further, if any Lease of such replaced Aircraft has been assigned to Agent as provided herein, Agent shall (unless such Lease is applicable to the Replacement Aircraft) assign or consent to the assignment of the International Interest, if any, attributable to such Lease to the Borrower); and (C) the Borrower shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft as provided in Sections 3.3(k)(iv)(C) and 3.4(e)(i), and (ii) paid the Stipulated Loss Value as provided for in Section 3.4(a)(ii), the Agent shall, at the expense of Borrower, release from the Lien of this Agreement any Airframe and any Engine that Borrower sells to a third party (including any transfer of any such Airframes and any such Engines to insurers in consideration of such insurers’ payment of all or a portion of the Stipulated Loss Value under policies of hull or other property insurance required to be maintained by the Borrower pursuant to Section 3.3(k)(ii)) and that is installed on such Airframe upon the occurrence of the Event of Loss and subject thereto by executing and delivering to the Borrower such documents and instruments as the Borrower may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in any such Airframes and Engine or Engines vested in Agent pursuant to this Agreement; and further, if any Lease of any such Airframes and any such Engines has been assigned to Agent as provided herein, Agent shall assign or consent to the assignment of the International Interest, if any, attributable to such Lease to such third party).

(c)           Effect of Payment.

In the event of the payment in full of the Secured Obligations in accordance with Section 1.2 and the termination of the Commitments, (i) this Agreement and the obligations of the Borrower hereunder shall terminate, (ii) any remaining insurance proceeds, including any investment interest thereon, shall be promptly paid over to the Borrower; and (iii) the Agent, at the expense of Borrower, shall release from the Lien of this Agreement the Airframes and the Engine or Engines, if any, installed on the Airframes upon the occurrence of the Event of Loss by executing and delivering to the Borrower such releases and other documents and instruments as the Borrower may reasonably request to evidence such release (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such Airframes and Engine or Engines vested in Agent pursuant to this Agreement; and further, if any Lease of such Aircraft has been assigned to Agent as provided herein, Agent shall assign or consent to the assignment of the International Interest, if any, attributable to such Lease to the Borrower).

(d)           Conditions to Airframe Replacement.

The Borrower’s right to substitute a Replacement Airframe (and Replacement Engines, if applicable) as provided in Section 3.4(a)(i) shall be subject to the fulfillment, at the Borrower’s sole cost and expense, in addition to the conditions contained in such Section 3.4(a)(i), of the following conditions precedent:

(i)            On the date when the Replacement Airframe (and Replacement Engines, if applicable) are subjected to the Lien of this Agreement (such date being referred to in this Section 3.4(d) as the “Replacement Closing Date”), no Event of Default shall have occurred and be continuing and the Agent and the Lenders shall have received an Officer’s Certificate so certifying;

(ii)           On the Replacement Closing Date the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each thereof shall have been delivered to the Agent and the Lenders:

(A)          an Aircraft Security Agreement Supplement covering the Replacement Airframe (and Replacement Engines, if applicable), which shall have been duly filed for recordation or otherwise duly made of record with the FAA and the International Registry;

(B)          such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Lenders to perfect the Agent’s interests in the Replacement Airframe (and Replacement Engines, if applicable); and

(C)          an Officer’s Certificate of the Borrower certifying that (i) the Replacement Airframe (and Replacement Engines, if applicable) is a Boeing Model 767-332, Boeing Model 717 or Airbus Model 330 aircraft of the same or a more advanced model, is in as good operating condition as, and has a value, remaining useful life, estimated residual value and utility at least equal to, such Airframe (and Replacement Engines, if applicable) it replaces, assuming such Airframe (and Replacement Engines, if applicable) had been maintained in the condition required hereunder and (ii) in the event the Event of Loss occurs after the fifth anniversary of the delivery of this Agreement for the relevant Airframe, the Replacement Airframe shall have no more than 105% of the total hours of operation, as compared to such Airframe it replaces;

(iii)          On or before the Replacement Closing Date, the Agent and the Lenders (acting directly or by authorization to their respective special counsel) shall have received such documents and evidence with respect to the Borrower, the Agent or the Lenders, as the Agent or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by Section 3.4(a)(i) and this Section 3.4(d), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 3.4(d), in each case in form and substance reasonably satisfactory to the Agent and the Lenders;

(iv)          The Agent and the Lenders (acting directly or by authorization to their respective special counsel) shall each have received satisfactory evidence as to the compliance with Section 3.3(k) hereof with respect to the Replacement Aircraft;

(v)           On the Replacement Closing Date, (A) the Replacement Airframe (and Replacement Engines, if applicable) shall be duly subjected to the Lien of this Agreement free and clear of Liens (other than Permitted Liens) and there shall have been registered with the International Registry a sale to the Borrower of such Replacement Airframe (and Replacement Engines, if applicable) and the International Interest for the benefit of the Agent under this Agreement and the Aircraft Security Agreement Supplement referred to in clause (ii)(A) above and (B) the Replacement

Airframe (and Replacement Engines, if applicable) shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Agreement, and (C) application for registration of the Replacement Airframe in accordance with Section 3.3(a) shall have been duly made with the FAA;

(vi)          The Lenders shall have received an appraisal reasonably satisfactory to it with respect to the Replacement Airframe (and Replacement Engines, if applicable);

(vii)         The Agent, for the benefit of the Lender Group and the Bank Product Providers, shall have received (acting directly or by authorization to its special counsel) (A) an opinion, satisfactory in form and substance to the Agent, of counsel to the Borrower to the effect that (x) the Aircraft Security Agreement Supplement referred to in clause (ii)(A) above constitutes an effective instrument for the subjection of the Replacement Airframe and Replacement Engines, if any, to the Lien of this Agreement, (y) all documents executed and delivered by the Borrower pursuant to this Section 3.4(d) have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of, and are enforceable against, the Borrower in accordance with their respective terms, and (z) the Agent, for the benefit of the Lender Group and the Bank Product Providers, is entitled to the benefits of Section 1110 with respect to such Replacement Aircraft to the same extent as with respect to the replaced Aircraft immediately preceding such replacement; and (B) an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registration with the International Registry referred to above and the due recordation of the Aircraft Security Agreement Supplement and all other documents or instruments with the FAA, the International Registry, or such other agency or registrar, the recordation of which is necessary to perfect and protect the rights of the Agent in the Replacement Aircraft, or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes;

(viii)        the Agent, for the benefit of the Lender Group and the Bank Product Providers, shall be entitled to the benefits of Section 1110 with respect to such Replacement Aircraft to the same extent as with respect to the replaced Aircraft immediately preceding such replacement; and

(ix)           Borrower shall reimburse the Agent and the Lender Group for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by them in connection with any substitution of a Replacement Aircraft pursuant to this Section 3.4.

(e)           Non-Insurance Payments Received on Account of an Event of Loss.

As between the Agent and the Borrower, any payments on account of an Event of Loss (other than insurance proceeds, condemnation awards, or other payments the application of which is provided for in this Section 3.4, or elsewhere in this Agreement, as the case may be, or payments in respect of damage to the business or property of the Borrower) with respect to an Aircraft, an Engine or any Part received at any time by the Agent or by the Borrower from any governmental authority or other Person will be applied as follows:

(i)            in respect of any property damage or loss constituting an Event of Loss, for which Borrower does not elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to the Agent, and applied by the Agent to the Secured Obligations in accordance with the terms of the Credit Agreement; and

(ii)           in respect of any property damage or loss constituting an Event of Loss, for which Borrower does elect, pursuant to Section 3.4(a)(i), to provide a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such payments shall be paid over to and held in a controlled account, and shall, subject to the conditions set forth in Section 5.6(d) of the Credit Agreement, be applied to pay (or to reimburse Borrower) for such Replacement Airframe and Replacement Engines, and any remaining amounts shall be paid over to Agent and applied to the Secured Obligations in accordance with the terms of the Credit Agreement.

(f)            Requisition for Use.

In the event of a requisition for use by any government of the Airframes (or any of them) and the Engines (or any of them), if any, or engines installed on such Airframes (or any of them) (including the Government pursuant to the CRAF Program), the Borrower shall promptly notify the Agent and the Lenders of such requisition and, if the same does not constitute an Event of Loss, all of the Borrower’s obligations under this Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Borrower shall have been prevented or delayed by such requisition, provided that the Borrower’s obligations for the payment of money and under Section 3.3(k)  (except, in the case of Section 3.3(k), while an assumption of liability by the Government of the United States of the scope referred to in Section 3.3(e) is in effect) shall not be reduced, delayed or affected by such requisition.  Any payments received by the Agent or the Borrower from such government with respect to the use of such Airframes or Engines shall be paid over to, or retained by, the Borrower; provided that, if such requisition constitutes an Event of Loss, then all of such payments shall be paid over to the Agent (so long as the Lien of this Agreement has not been duly discharged), and held and applied as provided in Section 3.4(e).   In the event of an Event of Loss of an Engine resulting from the requisition for use by a government of such Engine (but not the Airframes (or any of them)), the Borrower will replace such Engine hereunder by complying with the terms of Section 3.4(h) and any payments received by the Agent or the Borrower from such government with respect to such requisition shall be paid over to, or retained by, the Borrower.

(g)           Certain Payments to be Held As Security.

Any amount referred to in this Section 3.4 or Section 3.3(k) hereof which is payable to the Borrower shall not be paid to the Borrower, or, if it has been previously paid directly to the Borrower, shall not be retained by the Borrower, if at the time of such payment a payment Default or any Event of Default shall have occurred and be continuing, but shall be paid to and held by the Agent as security for the Secured Obligations, unless and until applied by Agent to the Secured Obligations in accordance with the terms of the Credit Agreement.

(h)           Substitution of Engines.

So long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right at its option at any time, on at least 30 days’ prior notice to the Agent, to subject to the Lien of this Agreement, and if an Event of Loss shall have occurred with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to any Airframe, shall within 60 days of the occurrence of such Event of Loss and on at least five (5) Business Days’ prior notice to the Agent shall subject to the Lien of this Agreement, a Replacement Engine for any Engine not then installed or held for use on such Airframe. In such event, immediately upon the effectiveness thereof on the date set forth in such notice and without further act, (i) the Replacement Engine shall be subjected to the Lien of this Agreement free and clear of all other Liens (other than Permitted Liens), and there shall have been registered with the International Registry a sale to the Borrower of such Replacement Engine and the International Interest for the benefit of the Agent under this Agreement and the Aircraft Security Agreement Supplement referred to in clause (i)(A) below, (ii) the replaced Engine shall, at the expense and request of the Borrower, be released from the Lien of this Agreement and shall no longer be deemed an Engine hereunder, and (iii) such Replacement Engine shall be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to such Airframe.  Upon the substitution of a Replacement Engine, the following conditions shall be satisfied at the Borrower’s sole cost and expense and the parties agree to cooperate with the Borrower to the extent necessary to enable it to timely satisfy such conditions:

(i)            the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Agent:

(A)          an Aircraft Security Agreement Supplement covering the Replacement Engine, which shall have been duly filed for recordation with the FAA and made of record with the International Registry;

(B)           such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Lenders to protect the Agent’s interests in the Replacement Engine;

(C)           an Officer’s Certificate of the Borrower certifying that (i) in the case of a voluntary replacement only, no Event of Default shall have occurred and be continuing, (ii) (x) in the case of a voluntary replacement, the Replacement Engine has at least the same number of hours or cycles (whichever is applicable) of operation on such Replacement Engine remaining until the next scheduled life limited part replacement as the Engine it replaces, assuming such Engine had been maintained in the condition required hereunder; or (y) in the case of a mandatory replacement, the Borrower has not discriminated in its selection of the Replacement Engine (based on the financed status of such Aircraft), and (iii) each such Replacement Engine is a jet propulsion engine having at least 1,750 pounds of thrust;

(D)          an opinion of qualified FAA counsel, with a supporting priority search certificate, as to the registrations with the International Registry referred to above and the due recordation of the Aircraft Security Agreement Supplement and all other documents or instruments the recordation with the FAA, the International Registry, or other registrar or agency, of which is necessary to perfect and protect the rights of the Agent in the Replacement Engine;

(E)           to the extent that an engine warranty in respect of such Replacement Engine is available to the Borrower, an engine warranty assignment covering such Replacement Engine and a consent to such engine warranty assignment in such form and substance satisfactory to the Agent; and

(F)           evidence that the insurance requirements of Section 3.3(k) with respect to an Engine are satisfied and that the insurance covering such Replacement Engine shall be of the type usually carried by the Borrower (or, in the case of a voluntary replacement, such Permitted Lessee) with respect to similar engines, and covering risks of the kind customarily insured against by the Borrower (or, in the case of a voluntary replacement, such Permitted Lessee); and

(ii)           the Borrower shall furnish (or cause to be furnished to) the Agent, for the benefit of the Lender Group and the Bank Product Providers, with an opinion, reasonably satisfactory in form and substance to the Agent, of the Borrower’s counsel to the effect that (x) such documents reasonably requested by the Agent or the Lenders are sufficient to subject such Replacement Engine to the Lien of this Agreement and, (y) the Agent, for the benefit of the Lender Group and the Bank Product Providers, is entitled to the benefits of Section 1110 with respect to such Replacement Engine to the same extent as with respect to the replaced Engine immediately preceding such replacement.

Upon satisfaction of all conditions to such substitution, (x) the Agent shall, at the expense of the Borrower, execute and deliver to the Borrower such documents and instruments as the Borrower shall reasonably request to release of the replaced Engine from the Lien of this Agreement (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such replaced Engine vested in Agent pursuant to this Agreement), and (y) the Borrower shall be entitled to receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.3(k)(v)(A) and 3.4(e)(ii).

Section 3.5             Additional Airframes and Engines.  So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at its option at any time, on at least 30 days’ prior notice to the Agent to, or otherwise if required by the Credit Agreement as and when so required, the Borrower shall, subject to the Security Interest and Lien of this Agreement one or more additional Airframes and related Engines (an “Additional Airframe and Engines”) as Collateral.  In such event, immediately upon the effectiveness thereof on the date set forth in such notice or when so required, and without further act, the Additional Airframe and Engines shall be subjected to the Security Interest and Lien created by this Agreement free and clear of Liens (other than Permitted Eligible Collateral Liens in the case of an Additional Airframe and Engines that constitute an Eligible Available Aircraft and Permitted Liens in the case of any other Additional Airframe and Engines).  Upon the addition of an Additional Airframe and Engines, (a) the Borrower shall satisfy at its sole cost and expense all requirements set forth in Section 3.4(d) of this Agreement relative to Replacement Airframes and Replacement Engines to the extent applicable and excluding Section 3.4(d)(ii)(C), and (b) the Borrower shall execute and deliver to Agent such other documents and shall take such other actions as may be reasonably requested by Agent in connection with adding such Additional Airframe and Engines to the Security Interest and Lien of this Agreement.

Section 3.6             Agreement Regarding Engines.

The Agent hereby agrees for the benefit of the agent or secured party of any engine (other than the Engine) or of any airframe (other than the Airframes) leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement, which lease or conditional sale or other security agreement (in the case of any such airframe) also covers an engine or engines owned by the agent under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, that the Agent will not acquire or claim, as against such agent or secured party, any right, title or interest in any such engine as the result of such engine being installed on an Airframe at any time while such engine is owned by such agent or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

The Agent hereby agrees for the benefit of the agent or secured party of any airframe (other than the Airframes) leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement, that the Agent will not acquire or claim, as against such agent or secured party, any right, title or interest in any such airframe as the result of an Engine being installed on such airframe at any time while such airframe is owned by such agent or is subject to such conditional sale or other security agreement or security interest in favor of such secured party.

Section 3.7             Quiet Enjoyment.

The Agent, on behalf of the Lender Group and Bank Product Providers, covenants that, as long as no Event of Default has occurred and is continuing, the Borrower’s or Permitted Lessee’s possession, use and quiet enjoyment of each Aircraft in accordance with and subject to the provisions of this Agreement and the Credit Agreement shall not be interrupted by Agent, the other members of the Lender Group, or any

Bank Product Provider (or any Person lawfully claiming through the Agent, the other members of the Lender Group, or the Bank Product Providers).

Section 3.8             Inspection.

At all reasonable times, but upon at least 5 days’ prior notice to the Borrower (unless an Event of Default shall have occurred and be continuing, in which event a prior written notice of at least one (1) Business Day is required) and at a time and place reasonably acceptable to the Borrower, the Agent and the Lenders or their authorized representatives may at their own expense and risk (unless an Event of Default shall have occurred and be continuing, in which event the Borrower shall bear such expense and risk) conduct a visual walk-around inspection of any Aircraft and any Engine (including a visual walk-around inspection of any Aircraft during any “C” check or other heavy maintenance) and may inspect the books and records of the Borrower relating to the operation and maintenance thereof and the Borrower shall provide copies of such books and records to the Agent and the Lenders or their authorized representatives at its or their reasonable request; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of the Borrower by the Agent or the Lenders with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, and (c) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of any Airframe or any Engine or with the normal conduct of the Borrower’s or a Permitted Lessee’s business.

In addition to any inspection as provided hereunder, upon each request of Agent or any Lender to Borrower made not more than four times in a calendar year, Borrower will make available to Agent or such Lender information with respect to the cycles and hours of operation of the Airframes and Engines and the status of the time controlled components of the Engines.

If requested by Agent or any Lender, Borrower shall provide, or shall cause any Permitted Lessee to provide, the date (if then scheduled) upon which any Airframe undergoes its next scheduled major check and, with respect to any Engine, the next scheduled off such Airframe maintenance, and shall advise Agent and such Lender of the name and location (if then known) of the relevant maintenance performer.

No liability or obligation will be incurred by Agent or any Lender, as the case may be, by reason of non-exercise by it of the inspection rights referred to in this Section 3.7.  Any viewing of any Aircraft by Agent, any Lender, or any of their representatives, as the case may be, shall be for such Person’s information purposes only, and there shall be no inference or implication therefrom that the Borrower is in compliance with its obligations under the Credit Agreement or this Agreement.

SECTION 4.           REMEDIES OF THE AGENT UPON AN EVENT OF DEFAULT

Section 4.1             Remedies with Respect to Collateral.  (a)  Remedies Available.  Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, this Agreement shall be in default, and the Agent may, and upon the instruction of the Required Lenders shall, do one or more of the following but without any duty to account to the Borrower with respect to such action or inaction:  (A)  demand in writing that the Borrower, at the Borrower’s expense, deliver promptly, and the Borrower shall deliver promptly, all or such part of any Airframe or any Engine or any other Collateral to the Agent or its designee or, the Agent, at its option, may enter upon the premises where all or any part of any  Airframe or any Engine or any other Collateral are located or are supposed to be located, search for Collateral and take immediate possession of and remove the same by summary proceedings or otherwise, and without demand or notice or liability of any kind whatsoever; and/or (B) if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale in accordance with the Credit Agreement to the Borrower at least 10 days prior to the date of such sale, and any other notice which may be required by Law, sell and dispose of the Collateral, or any part thereof, or interest therein, free and clear of any rights or claims of the Borrower, at public auction or private sale, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Agent may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) and time designated in the notice above referred to.  Any such sale may be adjourned from time to time by announcement at the time and place appointed for such sale, or for any such adjourned sale, without further notice, and the Agent or a Lender may bid and become the purchaser at any such sale and each Lender shall be entitled at any sale to credit against any purchase price bid at such sale by such Lender all or any part of any unpaid Secured Obligation owing to such Lender secured by the Lien of this Agreement; (C) hold, use, operate, lease to others or keep idle all or any part of such Airframe or such Engine as the Agent, in its sole discretion, may determine, all free and clear of any rights or claims of the Borrower; and/or (D) exercise any or all of other rights and powers and pursue any and all other remedies accorded to a secured party under Applicable Law or the Cape Town Treaty, including to recover judgment in its own name as Agent against the Collateral and to take possession of all or any part of the Collateral, to exclude the Borrower and all Persons claiming under any of them wholly or partly therefrom, and including to exercise any other remedy of a secured party under the UCC (whether or not in effect in the jurisdiction in which enforcement is sought).

The Agent may, in its sole discretion, from time to time, at the expense of the Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper.  In each such case, the Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of the Borrower relating to the Collateral in connection therewith, as the Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Agent may determine; and the Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect, to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower at the employment of one or more Persons to remarket the Collateral for sale or lease or to otherwise manage the Collateral), and all other payments which the Agent may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of the Agent, and of all Persons engaged or employed by Agent.

If an Event of Default shall have occurred and be continuing, at the request of the Agent, the Borrower shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession of all or any part of the Collateral to which the Agent shall at the time be entitled hereunder, to change the registration of any Aircraft, to deregister any Aircraft or otherwise to facilitate the exercise of the above-mentioned rights and remedies.  Without limiting the foregoing and concurrently with the Borrower’s execution and delivery of this Agreement, the Borrower shall execute and deliver to the Agent an Irrevocable De-Registration and Export Request Authorization (“IDERA”), the form of which is attached hereto as Exhibit B, for any Aircraft, and the Agent may use or otherwise file, record, and/or register such IDERA as it may elect during the existence of an Event of Default, provided that Agent shall give 10 days written notice to Borrower prior to using or otherwise filing, recording, and/or registering such IDERA.  If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may obtain a judgment conferring on the Agent the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Agent, to the entry of which judgment the Borrower hereby specifically consents to the fullest extent it may lawfully do so.

Nothing in the foregoing shall affect the right of Agent, any other member of the Lender Group or any Bank Product Provider to receive all amounts owing to it as and when the same may be due.

(b)           The Agent may proceed to protect and enforce this Agreement by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(c)           Any proceeds received by the Agent after the occurrence of an Event of Default shall be distributed by the Agent in accordance with the priority of payments set forth in Section 2.4(b) of the Credit Agreement

Section 4.2             Remedies Cumulative.  To the maximum extent permitted by applicable law, each and every right, power and remedy herein specifically given to the Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Loan Documents, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

Section 4.3             Discontinuance of Proceedings.  In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case the Borrower and the Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.4             Limitations Under CRAF.  Notwithstanding the provisions of this Section 4, during any period that any Aircraft, any Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 3.2(vii) and in the possession of the Government, if and to the extent required by applicable CRAF regulation, the Agent shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Borrower’s control under this Agreement (or any Permitted Lessee’s control under any Permitted Lease) of such Aircraft, such Airframe or such Engine, unless at least 60 days’ (or such lesser period, if any, as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Agent by registered or certified mail to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Borrower’s (or any Permitted Lessee’s) participation in CRAF with respect to such Aircraft, such Airframe or such Engine.

Section 4.5             Further Assurances.            The Borrower, at its own cost and expense, shall take all such actions as the Agent, any other member of the Lender Group or any Bank Product Provider from time to time may request in its reasonable discretion, so as to ensure that the Agent has or obtains the fullest benefit, protection, and advantages under the Cape Town Treaty.  The parties hereto agree with respect to such matters, as follows:

(a)           In this Agreement, the Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention.  In this Section 4.5 the following expressions have the respective meanings set forth in Article 1 of the Consolidated Text:

(a)           aircraft engines,

(b)           airframe,

(c)           creditor,

(d)           international interest or International Interest,

(e)           prospective international interest,

(f)            registry authority,

(g)           security agreement,

(h)           State of registry,

(b)           The Borrower, as grantor, and the Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, agree that:

(i)            each Airframe of each Aircraft is an airframe and, accordingly, an aircraft object, and each Engine is an aircraft engine and, accordingly, an aircraft object, to which this Agreement relates for the purposes of the Convention and the Protocol, and each Aircraft is a Boeing model 767-332 aircraft and the Aircraft have manufacturer’s serial numbers 23275, 23276, 23277, and 23278 and, as of the date hereof, U.S. Registration Nos. N594HA, N596HA, N597HA, and N598HA, respectively;

(ii)           the International Interest of the Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, as a creditor and chargee under a security agreement, in each of the Airframes and each of the Engines, shall promptly following the execution and delivery of this Agreement (and thereafter, promptly following the execution and delivery of an Aircraft Security Agreement Supplement) be registered, with the consent of the Borrower, as grantor, and of the Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, as  an International Interest under the Convention and Protocol in each of the Airframes and each of the Engines and each such registration may be amended or extended prior to its expiry by the Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, alone, consent of the Borrower being deemed given hereby;

(iii)          for the purposes of Article 17(1) of the Consolidated Text each of the events which constitutes an Event of Default is an event that constitute a default or otherwise give rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Consolidated Text;

(iv)          the Agent, for the benefit of the Lender Group and the Bank Product Providers, as secured party, shall have the remedies referred to in Articles 15(1) and 20(1) of the Consolidated Text;

(v)           for the purposes of Article 54 of the Consolidated Text and other provisions of the Cape Town Treaty which relate back to such Article, the courts sitting in the County of New York, New York or, at Agent’s option in its sole discretion, in Dublin, Ireland, shall have exclusive jurisdiction in respect of any claims brought under the Convention and/or Protocol in accordance with the provisions of Section 5.12 of this Agreement;

(vi)          the Agent may exercise, in addition to the remedies under the Loan Documents, any other right or remedy which may be available to it as secured party under Applicable Law or under the Cape Town Treaty, including, without limitation, all rights and remedies under Chapter III of the Convention and Chapter II of the Protocol.  To the extent permitted by Applicable Law, the Borrower and the Agent hereby agree that the Agent shall not be required to provide notice to the Borrower as set forth in Article IX(6) of the Protocol in connection with a proposal to procure the de-registration and export of an Aircraft without a court order.  The Borrower expressly agrees to permit the Agent to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by Applicable Laws.

(vii)     The Borrower shall cooperate with the Agent, as secured party, at the Borrower’s expense with respect to effecting registration pursuant to the Convention and the Protocol of any agreement related to the ranking of priority between the various International Interests and/or the interests of the Borrower, as grantor, the Agent, as secured party, save that the Lien of the Agent ranks prior to all other interests.

(c)           Except to the extent expressly provided herein, any terms of this Agreement or the other Loan Documents which expressly incorporate any provisions of the Cape Town Treaty shall prevail in the case of any conflict with any other provision contained herein.  Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Treaty (to the extent applicable hereto) separate rights may exist with respect to the Airframes and the Engines.

(d)           The Borrower hereby consents to the exercise by the Agent of the remedies granted herein and in the other Loan Documents and in the Cape Town Treaty (in accordance with the terms of the Cape Town Treaty).  The Borrower acknowledges and agrees that the Agent may exercise such of the remedies as set forth in Section 4.1 or in the other Loan Documents as it shall determine in its sole discretion and none of the remedies as set forth in Section 4.1 or in the other Loan Documents is manifestly unreasonable.  To the extent permitted by Applicable Law, the Borrower and the Agent hereby agree that paragraph 2 of Article 13 of the Cape Town Treaty shall not apply to this Agreement or to the exercise of any remedy by the Agent under this Agreement or in the other Loan Documents or under the Cape Town Treaty. Following the occurrence and during the continuance of an Event of Default, the Borrower agrees that the Agent may immediately discharge any registration made with the International Registry in the Borrower’s favor.

(e)           With respect to any lease of any Aircraft permitted hereunder, Borrower shall transfer to Agent or its designee the right to discharge the registration and/or assignment of all International Interests in respect of any such relevant lease or associated rights which is or could be registered on the International Registry.

SECTION 5.           MISCELLANEOUS

Section 5.1             Termination of Agreement.  Upon payment in full of the Secured Obligations in accordance with Section 1.2 and termination of the Commitments, the Agent shall, upon the written request of the Borrower, execute and deliver to, or as directed in writing by, and at the expense of, the Borrower an appropriate instrument or instruments (in due form for recording and in the form provided by the Borrower and approved by the Agent) reasonably required to release, without recourse, representation or warranty, each Aircraft and the balance of the Collateral from the Lien of this Agreement and, in such event, this Agreement shall terminate; provided, however, that this Agreement shall earlier terminate upon any sale or other final disposition by the Agent of all property constituting the Collateral and the final distribution by the

Agent of all monies or other property or proceeds constituting the Collateral in accordance with the terms of the Credit Agreement.  In addition, in connection with the release of the Lien of this Agreement, Agent shall discharge or consent to the discharge of the registration of the International Interests in favor of the Agent vested in the Agent pursuant to this Agreement; provided that to the extent the foregoing relates to any Lease assigned to the Agent, upon the termination of the International Interest attributable to this Agreement, Agent shall assign the International Interest attributable to the Lease to Borrower.  Except as otherwise provided above, this Agreement and the Liens in respect of the Collateral created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 5.2             No Legal Title to Collateral in Agent, Any Other Member of the Lender Group, or Any Bank Product Provider.  None of Agent, the other members of the Lender Group, and the Bank Product Providers shall have legal title to any part of the Collateral.  No transfer, by operation of law or otherwise, of any right, title and interest of Agent, any other member of the Lender Group, or any Bank Product Provider in and to the Collateral or this Agreement shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee of Agent, any other member of the Lender Group, or any Bank Product Provider to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 5.3             Sale of the Aircraft by Agent is Binding.  Any sale or other conveyance of any Aircraft, any Airframe, any Engine, or any interest therein by the Agent made pursuant to the terms of this Agreement shall bind the Lender Group, the Bank Product Providers, and the Borrower, and shall be effective to transfer or convey all right, title and interest of the Agent, the Borrower, the Lender Group, and the Bank Product Providers in and to such Aircraft, such Airframe, such Engine, or interest therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by any Lender.

Section 5.4             Benefit of Agreement.  Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Borrower, the Agent, the Lender Group, and the Bank Product Providers, any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 5.5             Section 1110.  It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Agent, on behalf of the Lender Group and the Bank Product Providers, to all of the benefits of Section 1110 with respect to each Aircraft including without limitation the right to take possession of the Airframes and Engines in compliance with this Agreement in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.

Section 5.6             The Borrower’s Performance and Rights.  Any obligation imposed on the Borrower herein shall require only that the Borrower perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any Permitted Lessee under a Permitted Lease then in effect and in accordance with the provisions of the Loan Documents shall constitute performance by the Borrower and to the extent of such performance, discharge such obligation by the Borrower.  Except as otherwise expressly provided herein, any right granted to the Borrower in this Agreement shall grant the Borrower the right to permit such right to be exercised by any such Permitted Lessee.  The inclusion of specific references to obligations or rights of any such Permitted Lessee in certain provisions of this Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such Permitted Lessee has not been made in this Agreement.

Section 5.7             Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be given in accordance with Section 11 of the Credit Agreement.

Section 5.8             Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 5.9             Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 5.10           Successors and Assigns.  All covenants and agreements contained herein and in the other Loan Documents shall be binding upon, and inure to the benefit of, the Borrower and its successors and permitted assigns, provided, however, that Borrower may not assign this Agreement or any rights, obligation or duties hereunder without the Agent’s prior written consent and any prohibited assignment shall be absolutely void ab initio, and the Agent and its successors and permitted assigns, and each Lender and its successors and permitted assigns, all as provided herein or in the other Loan Documents.  Any request, notice, direction, consent, waiver or other instrument or action by any Lender (unless withdrawn by such Lender or its successor prior to it being acted upon by the Agent) shall bind the successors of such Lender.

Section 5.11           Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Section 5.12

(a)           THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.5(B)(V), ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  AGENT AND BORROWER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 5.12(B) OR SECTION 4.5(B)(V).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING

CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  AGENT AND BORROWER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)           BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 5.13           Amendments.  This Agreement may be amended, supplemented or otherwise modified only in accordance with the provisions of the Credit Agreement.

Section 5.14           Limitation on Agent’s, the Other Members of the Lender Group’s, and the Bank Product Providers’ Duty in Respect of Collateral.  Agent, the other members of the Lender Group, and the Bank Product Providers shall use reasonable care with respect to the Collateral in its possession or under its control.  None of Agent, the other members of the Lender Group, and the Bank Product Providers shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, such other member of the Lender Group, or such Bank Product Provider, or any income thereon or as to the preservation of rights against prior or any other parties or any other rights pertaining thereto.

Section 5.15           Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to Agent, any other member of the Lender Group, or any Bank Product Provider of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Agent, any other member of the Lender Group, or any Bank Product Provider is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Agent, any other member of the Lender Group or any Bank Product Provider is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Agent, any other member of the Lender Group, or any Bank Product Provider related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Section 5.16           Concerning the Agent.  The Agent acts hereunder solely as agent as in the Credit Agreement provided on behalf of the Lender Group and Bank Product Providers and not in its individual capacity.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each Bank Product Provider.

Section 5.17 Additional Cape Town Treaty Provisions.  Borrower further agrees and acknowledges this Agreement creates and constitutes an International Interest in the Collateral.  Borrower

herby undertakes to perform all of its obligations hereunder and under any contracts or agreements constituting part of the Collateral. Borrower shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Agent to make registration in regards to the Collateral.  On, or within a reasonable time after the Agreement Effective Date, or such later date as may be first applicable, Borrower’s applicable Contracts of Sale (i.e. Purchase Agreement) shall be, to the extent permitted by the counterparty to such Contract of Sale, registered and searchable in the International Registry, but subordinate to the registration of the International Interest created by this Agreement. Borrower shall not register any prospective or current International Interest or Contract of Sale (or any amendment, modification, supplement, subordination of subrogation thereof) with the International Registry without the prior written consent of Agent which may be withheld in its sole discretion, Borrower shall not execute or deliver any IDERA to any party other than the Agent unless Agent agrees in writing.  Borrower further represents and confirms it is situated in a Contracting State (as that term is used in the Cape Town Treaty) as of the Agreement Effective Date as contemplated under the Cape Town Treaty, and Borrower has the power to dispose of the Collateral, as contemplated by the Cape Town Treaty.

Section 5.18           Amendment and Restated; No Novation.

(a)           This Agreement amends, restates, supersedes, and replaces in its entirety the Original Aircraft Security Agreements.  The security interests granted by the Borrower to any of Agent or the Lender Group or the Bank Product Providers in the Collateral under the Original Aircraft Security Agreements continue without interruption under this Agreement to secure the Secured Obligations and such security interests are hereby reaffirmed, ratified and confirmed in all respects.

(b)           Nothing herein contained shall be construed as a substitution, novation, discharge or release of the obligations or liabilities outstanding under the Original Aircraft Security Agreements, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower from any of its obligations or liabilities under the Original Aircraft Security Agreements, except as expressly modified hereby or by instruments executed concurrently herewith.  Borrower hereby confirms and agrees that on and after the date hereof all references in any Loan Document to “the Aircraft Security Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the any Original Aircraft Security Agreement shall be a reference to each such Original Aircraft Security Agreement as amended and restated by this Agreement.

Section 5.19           Credit Agreement.  The provisions of this Agreement are supplemental to the provisions of the Credit Agreement.  In the event of a direct conflict between the provisions of this Agreement and the provisions of the Credit Agreement, it is the intention of the parties thereto that such provisions in such documents shall be read together an construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

HAWAIIAN AIRLINES, INC., a Delaware corporation, as Borrower

By:	/s/ Peter R. Ingram
Name:	Peter R. Ingram
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO CONSOLIDATED, SUPPLEMENTED,
AMENDED AND RESTATED AIRCRAFT SECURITY AGREEMENT]

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

[SIGNATURE PAGE TO CONSOLIDATED, SUPPLEMENTED,
AMENDED AND RESTATED AIRCRAFT SECURITY AGREEMENT]

Schedule I
to Agreement

FINANCING OF
BOEING 767-332 AIRCRAFT
DEFINITIONS RELATING TO LOAN AGREEMENT
AND SECURITY AGREEMENT

“Additional Airframe and Engines”: has the meaning ascribed thereto in Section 3.5 of the Agreement.

“Additional Insureds”: means the Agent, each other member of the Lender Group, the Bank Product Providers, and their respective officers, directors, employees, agents, and other representatives.

“Administrator”: has the meaning ascribed thereto in the Cape Town Treaty.

“Aeronautical Authority”:  means the FAA or the aviation authority of such other jurisdiction as the applicable Aircraft may be registered under and in accordance with Section 3.3(b) of the Agreement.

“After-Tax Basis”:  with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment that would have been received or accrued in the absence of such Taxes and any savings in Taxes.

“Agent”:  has the meaning set forth in the introductory paragraph of the Agreement.

“Agreement”: means that certain Consolidated, Supplemented, Amended and Restated Aircraft Security Agreement with respect to the Aircraft (including Engines and including any Replacement Airframe or Replacement Engine and including any Additional Airframe and Engines) described on Annex A thereto, dated as of December 10, 2010, between the Borrower and the Agent, including all annexes, schedules, exhibits, appendices, amendments and supplements thereto, to which this Schedule I is attached.

“Aircraft”:  means, collectively, the Airframes and Engines, whether or not any of such initial or substituted Engines may from time to time be installed on such Airframes and shall, except in the case of insurance, include the Aircraft Documents applicable thereto.

“Aircraft Documents”:  means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA or the Maintenance Program to be maintained with respect to the Aircraft, Airframes, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA regulations or the Maintenance Program, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, web based or other electronic storage, or computer disk or any software) such materials may be maintained or retained by or on behalf of the Borrower; provided that all such materials shall be maintained in the English language.

“Aircraft Security Agreement Supplement”:  means an Aircraft Security Agreement Supplement with respect to an applicable Airframe and/or Engine(s) substantially in the form of Exhibit A to the Agreement.

“Airframe”:  means (a) each Boeing model 767-332 aircraft (except the Engines or engines from time to time installed thereon) listed by manufacturer’s serial numbers and U.S. Registration numbers on Annex A to the Agreement; and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to any such aircraft, or so long as the same shall be subject to the Security Interest and Lien of the Agreement in accordance with the terms of Section 3.3(h) of the Agreement, (i) or (j) thereof, removed from any such aircraft.  Each Airframe is of a type certified to transport at least eight persons including crew, or goods in excess of 2750 kilograms.  The term “Airframe” shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 3.4 of the Agreement.  At such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of the Agreement, such replaced Airframe shall cease to be an Airframe under the Agreement.  The term “Airframe” shall also include any aircraft added to the Security Interest and Lien of this Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Agreement and related Parts as described above.

“Applicable Law”: means any Laws applicable to Borrower.

“Bank Product Provider”: has the meaning set forth in the Credit Agreement.

“Bankruptcy Code”:  means title 11 of the United States Code, as in effect from time to time.

“Bills of Sale”:  means the FAA Bill of Sale and the Warranty Bill of Sale.

“Borrower”:  means Hawaiian Airlines, Inc., a Delaware corporation.

“Cape Town Treaty”: shall mean collectively the Convention and the Protocol, together with the Regulations for the International Registry and the International Registry Procedures, and all other rules, amendments, supplements, and revisions thereto.

“Citizen of the United States”:  means a citizen of the United States as defined in § 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

“Collateral”:  has the meaning set forth in Section 2.1 of the Agreement.

“Consolidated Text” means the Consolidated Text of Convention of International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on matters specific to Aircraft Equipment signed at Cape Town on November 16, 2001.

“Contract of Sale”: has the meaning ascribed thereto in the Cape Town Treaty.

“Convention”:  means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“CRAF”:  means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. § 9511 et seq. or any substantially similar program under the laws of the United States.

“Credit Agreement”: has the meaning set forth in the recitals to the Agreement.

“Default”:  means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Dollars”, “United States Dollars” or “$”:  means the lawful currency of the United States.

“Engine”:  means (a) each of the General Electric Model CF6-80A2 engines listed by manufacturer’s serial number on Annex A to the Agreement, whether or not from time to time installed on an Airframe or installed on any other airframe or on any other aircraft; and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 3.4 of the Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto or, so long as the same shall be subject to the Security Interest and Lien of the Agreement in accordance with the terms of Section 3.3 (g), (h) or (i) thereof, removed from any such engine.  The term “Engine” shall also include any engine added to the Security Interest and Lien of the Agreement as Collateral as an Additional Airframe and Engines pursuant to Section 3.5 of the Agreement and related Parts as described above.  Each of the above described Engines is a jet propulsion engine that has at least 1,750 pounds of thrust.

“Engine Manufacturer”:  means General Electric.

“Engine and Spare Parts Security Agreement”: means that certain Amended and Restated Engine and Spare Parts Security Agreement, dated as of December 10, 2010, by and between Borrower and Agent.

“Event of Default”: has the meaning set forth in the Credit Agreement.

“Event of Loss”:  means any of the following events with respect to any Aircraft, any Airframe, or any Engine:

(i)  any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more or, if earlier for a period that extends beyond the Maturity Date;

(ii)  destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(iii)  any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

(iv)  condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government or purported government (or in the case of any such requisition of title, by the Government) or any agency or instrumentality thereof, for a period in excess of in the case of any requisition of use, 90 consecutive days (for countries listed in Schedule 2 to the Agreement) or 60 consecutive days (for any other country) or, in any of the cases in this clause (iv), such shorter period ending on the Maturity Date;

(v)  condemnation, confiscation or seizure of, or requisition of use of such property by the Government for a period extending beyond the Maturity Date;

(vi)  as a result of any law, rule, regulation, order or other action by the Aeronautical Authority, the use of any Aircraft or any Airframe in the normal course of air transportation shall have been prohibited by virtue of a condition affecting all aircraft in Borrower’s fleet of the same generic model as the applicable Aircraft or Airframe equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or beyond the end of the Maturity Date), unless the Borrower, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the applicable Aircraft and shall within 12 months have conformed at least one aircraft in Borrower’s fleet of the same generic model as the applicable Aircraft or Airframe (but not necessarily the applicable Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the applicable Aircraft in a non-discriminatory manner provided that, notwithstanding the foregoing, if such normal use of such property subject to the Lease shall be prohibited, or if such normal use of such property shall be prohibited for a period of 12 consecutive months, an Event of Loss shall be deemed to have occurred;

(vii)  the basing of such Aircraft, while under requisition for use by any government (other than the Government while an indemnity of the type and scope described in Section 3.3(e) of the Agreement) is in full force and effect in any area excluded from coverage by any required insurance policy; and

(viii)  with respect to an Engine only, the requisition or taking of use thereof by any government, and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine under Section 3.2(iii) or 3.2(vi) of the Agreement.

The date of such Event of Loss shall be (aa) the 3rd Business Day following loss of such property or its use due to theft or disappearance or the Maturity Date if earlier; (bb) the date of any destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use; (cc) the date of any insurance settlement on the basis of an actual, constructive or compromised total loss; (dd) the 3rd Business Day following condemnation, confiscation, seizure or requisition of title to such property by a foreign government referred to in clause (iv) above (or the 11th day in the case of appropriation of title), or the Maturity Date if earlier than such 3rd Business Day (or 11th day, as applicable); (ee) the Maturity Date in the case of requisition of title to or use of such property by the Government; and (ff) the last day of the applicable period referred to in clause (vi) above (or if earlier, the Maturity Date without the Borrower’s having conformed at least one aircraft in Borrower’s fleet of the same generic model as the applicable Aircraft or Airframe to the applicable requirements).  An Event of Loss with respect to any Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe associated with such Aircraft.

“FAA”:  means the Federal Aviation Administration of the United States Department of Transportation and any subdivision or office thereof, and any successor or replacement administrator, agency or other entity having the same or similar authority and responsibilities.

“FAA Bill of Sale”:  means that certain AC Form 8050-2 for the Aircraft listed on Annex A to the Agreement as of the date hereof executed by Wilmington Trust Company, not in its individual capacity but as owner trustee, in favor of the Borrower.

“FAA Regulations”:  means the Federal Aviation Regulations issued or promulgated pursuant to the Federal Aviation Code from time to time.

“Federal Aviation Code”:  means the sections of Title 49 of the United States Code relating to aviation, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement therefor.

“Government”: means the United States of America or an agency or instrumentality thereof the obligations of which bear the full faith and credit of the United States of America.

“Government Entity”:  means (a) any national, federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Loan Documents or relating to the observance or performance of the obligations of any of the parties to the Loan Documents.

“IDERA” shall have the meaning ascribed to it in Section 4.1(a) hereof.

“International Interest”: has the meaning ascribed thereto in the Cape Town Treaty.

“International Registry”: has the meaning ascribed thereto in the Cape Town Treaty.

“Law”:  means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lender” and “Lenders” have the respective meanings ascribed thereto in the recitals of the Agreement.

“Lender Group”: has the meaning set forth in the Credit Agreement.

“Lien”:  means with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, lease, sublease, encumbrance of any kind, charge or security interest in, on or of such asset, or any other type of preferential treatment, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) any registration, International Interest, or prospective International Interest with the International Registry that has not been discharged.

“Maintenance Program”:  means an FAA approved maintenance program for Borrower’s Aircraft, Airframes, Engines, and Spare Parts in accordance with the applicable manufacturer’s maintenance planning document and maintenance manuals.

“Manufacturer”:  means The Boeing Company.

“Minimum Liability Amount” means $750,000,000.

“Obligations” has the meaning ascribed thereto in the Credit Agreement.

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of the Borrower and delivered to the Agent.

“Parent” means Hawaiian Holdings, Inc., a Delaware corporation.

“Parts”:  means any and all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any parts leased by Borrower from a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine.

“Permitted Air Carrier”:  means (a) any Section 1110 Person and (b) any “foreign air carrier” under and defined in the FAA Regulations that is organized under the laws of, and principally based in, any foreign country listed on Schedule 2 to the Agreement, except those that do not maintain normal diplomatic relations with the United States or are subject to any United States or United Nations sanctions.

“Permitted Lease”:  means a lease or a lease permitted under Section 3.2(ix) of the Agreement.

“Permitted Lessee”:  means (a) any Permitted Air Carrier, (b) any airframe or engine manufacturer, or Affiliate of such a manufacturer, who is domiciled in the United States of America or a country listed on Schedule 2 to the Agreement or (c) the United States of America or any instrumentality or agency thereof which in each case is not a Person with whom the Borrower, the Agent, or any Lender would be restricted from entering into any transaction of the type contemplated hereby under any United States or

United Nations law, regulation, or order and is not subject to any bankruptcy, insolvency, reorganization or similar proceeding.

“Person” or “person”:  means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Professional User”: has the meaning ascribed thereto in the Cape Town Treaty.

“Protocol”:  means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“Purchase Agreement”:  means, collectively, with respect to the Aircraft listed on Annex A to the Agreement on the date hereof, that certain Aircraft Purchase Agreement dated February 16, 2006, between Wilmington Trust Company, not in its individual capacity but solely as owner trustee, and Borrower and that certain Aircraft Purchase and Sale Agreement dated February 24, 2006 between Wilmington Trust Company, not in its individual capacity but solely as owner trustee and Borrower, as applicable.

“Replacement Aircraft”:  means the Aircraft of which a Replacement Airframe is part.

“Replacement Airframe”:  means an airframe that shall have been subjected to the Lien of the Agreement pursuant to Section 3.4 thereof.

“Replacement Closing Date” has the meaning set forth in 3.4(d)(i) of the Agreement.

“Replacement Engine”:  means an engine which shall have been subjected to the Lien of the Agreement pursuant to Section 3.4 thereof.

“Section 1110”:  means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor section of the federal bankruptcy Law in effect from time to time.

“Section 1110 Person”:  means a Citizen of the United States who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

“Secured Obligations”:  means (a) all of the present and future obligations (including the Obligations) of the Borrower arising from, or owing under, or pursuant to, this Agreement, the Credit Agreement, or any of the other Loan Documents, (b) all Bank Product Obligations, and (c) all other Obligations of the Borrower (including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

“Stipulated Loss Value” has the meaning set forth in Section 3.3(k)(ii) of the Agreement.

“Tax” and “Taxes”:  means all governmental or quasi-governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property, personal and real, tangible and intangible taxes and mandatory contributions), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any penalties, fines, additions to tax or interest thereon or other additions thereto imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“UCC”:  means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States” and “U.S.”:  each means the United States of America.

“U.S. Air Carrier”:  means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code or any analogous successor provision of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo.

“U.S. Government”:  means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the United States.

“Warranty Bill of Sale”:  means the full warranty bills of sale covering each Aircraft, executed by Wilmington Trust Company, not in its individual capacity but as owner trustee in favor of Borrower.

“Wet Lease”:  means any arrangement whereby Borrower or a Permitted Lessee agrees to furnish any Aircraft or any Airframe to a third party pursuant to which such Aircraft or such Airframe shall at all times be in the operational control of Borrower or a Permitted Lessee and shall be maintained, insured and otherwise operated in accordance with the provisions hereof, provided that Borrower’s obligations under the Loan Documents shall continue in full force and effect notwithstanding any such arrangement.

Schedule 2 to
Agreement

List of Countries

Australia	Japan

Austria	Luxembourg

Belgium	Netherlands

Canada	New Zealand

Denmark	Sweden

Finland	Singapore

France	Switzerland

Germany	United Kingdom

Iceland

Ireland

For applicability, see “Event of Loss.”

Annex I to
Agreement

Description of Original Aircraft Security Agreement N594HA

Aircraft Security Agreement, dated as of April 10, 2006, between Hawaiian Airlines, Inc., as borrower, and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), solely as Agent, which was recorded by the Federal Aviation Administration on May 16, 2006 and assigned Conveyance No. LL019695, as supplemented by the following described instrument:

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

Security Agreement Supplement No. 1	04/10/06	05/16/06	LL019695

Description of Original Aircraft Security Agreement N596HA

Aircraft Security Agreement, dated as of April 10, 2006, between Hawaiian Airlines, Inc., as borrower, and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), solely as Agent, which was recorded by the Federal Aviation Administration on April 25, 2006 and assigned Conveyance No. W005803, as supplemented by the following described instrument:

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

Security Agreement Supplement No. 1	04/10/06	04/25/06	W005803

Description of Original Aircraft Security Agreement N597HA

Aircraft Security Agreement, dated as of April 10, 2006, between Hawaiian Airlines, Inc., as borrower, and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), solely as Agent, which was recorded by the Federal Aviation Administration on May 16, 2006 and assigned Conveyance No. LL019692, as supplemented by the following described instrument:

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

Security Agreement Supplement No. 1	04/10/06	05/16/06	LL019692

Description of Original Aircraft Security Agreement N598HA

Aircraft Security Agreement, dated as of April 10, 2006, between Hawaiian Airlines, Inc., as borrower, and Wells Fargo Foothill, Inc. (now Wells Fargo Capital Finance, Inc.), solely as Agent, which was recorded by the Federal Aviation Administration on May 18, 2006 and assigned Conveyance No. M007862, as supplemented by the following described instrument:

Instrument	Date of Instrument	FAA Recording Date	FAA Conveyance No.

Security Agreement Supplement No. 1	04/10/06	05/18/06	M007862

Annex A to
Agreement

DESCRIPTION OF AIRFRAMES AND ENGINES

AIRFRAMES

Manufacturer	Model	U.S Registration No.	Manufacturer’s Serial No.
Boeing	767-332	N594HA	23275
Boeing	767-332	N596HA	23276
Boeing	767-332	N597HA	23277
Boeing	767-332	N598HA	23278

ENGINES

Manufacturer	Model	Manufacturer’s Serial No.

General Electric	CF6-80A2	580314

General Electric	CF6-80A2	580315

General Electric	CF6-80A2	580318

General Electric	CF6-80A2	580328

General Electric	CF6-80A2	580293

General Electric	CF6-80A2	580320

General Electric	CF6-80A2	580317

General Electric	CF6-80A2	580319

General Electric	CF6-80A2	580305

Each Engine is a jet propulsion engine having at least 1,750 pounds of thrust.

Exhibit A to

Agreement

AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO.

AIRCRAFT SECURITY AGREEMENT SUPPLEMENT NO.    , dated                         , 20     (this “Aircraft Security Agreement Supplement”), between HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”) and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, that certain Consolidated, Supplemented, Amended and Restated Aircraft Security Agreement, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”; capitalized terms used herein without definition shall have the meanings specified therefore in Schedule I to the Agreement), between Borrower and Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe each Aircraft, and shall specifically grant a security interest in each such Aircraft to the Agent; and

[WHEREAS, the Agreement relates to the Airframes and the Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Agreement is attached to and made a part of this Aircraft Security Agreement Supplement;](1)

[WHEREAS, the Borrower has, as provided in the Agreement, heretofore executed and delivered to the Agent Aircraft Security Agreement Supplement(s) for the purpose of specifically subjecting to the Lien of the Agreement certain airframes and/or engines therein described, which Aircraft Security Agreement Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to with:

Date	Recordation Date	FAA Document Number]* (2)

(1)                        Use for Security Agreement Supplement No. 1 only.

(2)                        Use for all Security Agreement Supplements other than Security Agreement Supplement No. 1.

NOW, THEREFORE, Borrower hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in, and mortgage Lien on, and consents to the registration of an International Interest on, all of the Borrower’s right, title, and interest in, to and under, all and singular, the Airframes and Engines described in Annex A attached hereto, whether or not any such Engine shall be installed on any Airframe or any other airframe of any other aircraft, and any and all Parts, and, to the extent provided in the Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to the Aircraft, the Airframes, the Engines and any and all Parts;

To have and to hold all and singular the aforesaid property unto the Agent, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Agreement, for the benefit, security and protection of the Agent, each other member of the Lender Group, and each Bank Product Provider, from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Agreement.

This Aircraft Security Agreement Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Aircraft Security Agreement Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of this Aircraft Security Agreement Supplement, but all of such counterparts together shall constitute one instrument

This Aircraft Security Agreement Supplement shall be construed as supplemental to the Agreement and shall form a part thereof, and the Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS AIRCRAFT SECURITY AGREEMENT SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Supplement No.      to be duly executed by their respective duly authorized officers, on the day and year first above written.

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, INC., a California corporation

By:
Name:
Title:

Annex A to
Aircraft Security Agreement
Supplement No.

DESCRIPTION OF AIRFRAMES AND ENGINES

AIRFRAMES

Manufacturer	Model	U.S Registration No.	Manufacturer’s Serial No.

ENGINES

Manufacturer	Model	Manufacturer’s Serial No.

Each Engine is a jet propulsion engine having at least 1,750 pounds of thrust.

Exhibit B to
Agreement

Form of Irrevocable De-Registration
and Export Request Authorization

                , 20

To:          United States Federal Aviation Authority Aircraft Registry

Re:          Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of [four Boeing Aircraft Model 767-322 (generic model Boeing 767-300) bearing manufacturer’s serial numbers 23275, 23276, 23277, and 23278, and U.S. Registration Nos. N594HA, N596HA, N597HA, and N598HA, respectively,](3) (together with all installed, incorporated or attached accessories, parts and equipment, collectively, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of Wells Fargo Capital Finance, Inc. (formerly known as Wells Fargo Foothill, Inc.), a California corporation (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)                                     recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

(a)                                  procure the de-registration of the Aircraft from the United States Aircraft Registry maintained by the Federal Aviation Administration for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)                                 procure the export and physical transfer of the Aircraft from the United States; and

(ii)                                  confirmation that the authorized party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States shall co-operate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the authorized party established by this instrument may not be revoked by the undersigned without the written consent of the authorized party.

(3)  To be updated for each Irrevocable De-Registration and Export Request Authorization.

[Signature Page Follows]

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the United States Federal Aviation Aircraft Registry.

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

Agreed to and lodged this

     day of                    , 20